                                                                    EXHIBIT 2.1









                            ASSET PURCHASE AGREEMENT

                                  BY AND AMONG

                              P.A.M. NEWCO., INC.,

                           DECKER TRANSPORT CO. INC.,

                                VAN HOUTEN LTD.

                                      AND

                               WILLIAM VAN HOUTEN

                               TABLE OF CONTENTS


                                              ARTICLE I
                                       SALE OF ASSETS AND CLOSING


1.01     Assets.................................................................................1
1.02     Liabilities............................................................................4
1.03     Purchase Price; Allocation; Adjustment.................................................6
1.04     William Van Houten Mortgage............................................................7
1.05     Closing................................................................................7
1.06     Further Assurances; Post-Closing Cooperation...........................................7
1.07     Third-Party Consents...................................................................8
1.08     Insurance Proceeds.....................................................................9


                                             ARTICLE II
                       REPRESENTATIONS AND WARRANTIES OF SELLERS AND WILLIAM VAN HOUTEN


2.01     Organization of Sellers................................................................9
2.02     Authority..............................................................................9
2.03     No Conflicts..........................................................................10
2.04     Governmental Approvals and Filings....................................................10
2.05     Books and Records.....................................................................10
2.06     Financial Statements..................................................................10
2.07     Absence of Changes....................................................................11
2.08     No Undisclosed Liabilities............................................................12
2.09     Taxes.................................................................................12
2.10     Legal Proceedings.....................................................................13
2.11     Compliance With Laws and Orders.......................................................14
2.12     Benefit Plans.........................................................................14
2.13     Real Property.........................................................................17
2.14     Tangible Personal Property; Investment Assets.........................................18
2.15     Intellectual Property Rights..........................................................19
2.16     Contracts.............................................................................19
2.17     Licenses..............................................................................20
2.18     Insurance.............................................................................21
2.19     Affiliate Transactions................................................................21
2.20     Employees; Labor Relations............................................................22
2.21     Environmental Matters.................................................................22
2.22     Substantial Customers.................................................................24
2.23     Accounts Receivable...................................................................25
2.24     Inventory.............................................................................25
2.25     Vehicles..............................................................................25
2.26     No Guarantees.........................................................................25
2.27     Year 2000.............................................................................25
2.28     All Assets and Properties.............................................................25
2.29     Brokers...............................................................................26
2.30     Disclosure............................................................................26


                                          ARTICLE III
                           REPRESENTATIONS AND WARRANTIES OF PURCHASER


3.01     Organization..........................................................................26
3.02     Authority.............................................................................26
3.03     No Conflicts..........................................................................27
3.04     Governmental Approvals and Filings....................................................27
3.05     Legal Proceedings.....................................................................27
3.06     Financial Statements..................................................................27
3.07     Absence of Changes....................................................................28
3.08     Brokers...............................................................................28


                                            ARTICLE IV
                              COVENANTS OF SELLERS AND WILLIAM VAN HOUTEN

4.01     Regulatory and Other Approvals........................................................28
4.02     HSR Filings...........................................................................29
4.03     Investigation by Purchaser............................................................29
4.04     No Solicitations......................................................................29
4.05     Conduct of Business...................................................................30
4.06     Updated Accounts Receivable and Accident Register.....................................30
4.07     Employee Matters......................................................................30
4.08     Certain Restrictions..................................................................31
4.09     Security Deposits.....................................................................32
4.10     Delivery of Books and Records, Etc.; Removal of Property..............................32
4.11     Non-Competition.......................................................................32
4.12     Notice and Cure.......................................................................34
4.13     Fulfillment of Conditions.............................................................35


                                             ARTICLE V
                                      COVENANTS OF PURCHASER

5.01     Regulatory and Other Approvals........................................................35
5.02     Notice and Cure.......................................................................35
5.03     Fulfillment of Conditions.............................................................36


                                            ARTICLE VI
                                CONDITIONS TO OBLIGATIONS OF PURCHASER

6.01     Representations and Warranties........................................................36
6.02     Performance...........................................................................36
6.03     Officer's Certificates................................................................36
6.04     Orders and Laws.......................................................................36
6.05     Regulatory Consents and Approvals.....................................................37
6.06     Third Party Consents..................................................................37
6.07     Opinion of Counsel....................................................................37
6.08     Real Property Leases..................................................................37
6.09     Title Insurance; Estoppel Certificates................................................37

6.10     Contracts with Certain Customers......................................................38
6.11     Noncompetition and Employment Agreements..............................................38
6.12     Assignment and Bill of Sale...........................................................38


                                            ARTICLE VII
                       CONDITIONS TO OBLIGATIONS OF SELLERS AND WILLIAM VAN HOUTEN

7.01     Representations and Warranties........................................................38
7.02     Performance...........................................................................38
7.03     Letter of Credit......................................................................39
7.04     Promissory Note Security Agreement....................................................39
7.05     Assumption Agreement..................................................................39
7.06     Opinion of Counsel....................................................................39
7.07     Orders and Laws.......................................................................39
7.08     Regulatory Consents and Approvals.....................................................39
7.09     Third Party Consents..................................................................39
7.10     Proceedings...........................................................................39
7.11     Officer's Certificates................................................................40
7.12     Employment and Non-Competition Agreements.............................................40
7.13     Payment of Purchase Price.............................................................40
7.14     Payoff of Mortgage Loan...............................................................40
7.15     Execution and Delivery of Guaranty....................................................40


                                           ARTICLE VIII
                             SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                                      COVENANTS AND AGREEMENT

8.01     Survival of Representations, Warranties, Covenants and Agreements.....................40


                                            ARTICLE IX
                                         INDEMNIFICATION

9.01     Indemnity Agreement of Sellers and William Van Houten.................................41
9.02     Purchaser's Indemnity Agreement.......................................................42
9.03     Indemnification Procedures............................................................43
9.04     Payment...............................................................................43
9.05     No Waiver.............................................................................44
9.06     Adjustment of Liability...............................................................44
9.07     Threshold and Limits for Assertion of Indemnified Claims..............................44


                                            ARTICLE X
                                           TERMINATION

10.01    Termination...........................................................................45
10.02    Effect of Termination.................................................................45


                                             ARTICLE XI
                                            DEFINITIONS


11.01    Definitions...........................................................................45


                                             ARTICLE XII
                                            MISCELLANEOUS

12.01    Notices...............................................................................52
12.02    Entire Agreement......................................................................53
12.03    Expenses..............................................................................53
12.04    Public Announcements..................................................................54
12.05    Confidentiality.......................................................................54
12.06    Waiver................................................................................54
12.07    Amendment.............................................................................54
12.08    No Third Party Beneficiary............................................................54
12.09    No Assignment; Binding Effect.........................................................55
12.10    Headings..............................................................................55
12.11    Invalid Provisions....................................................................55
12.12    Governing Law.........................................................................55
12.13    Counterparts..........................................................................55


                                    EXHIBITS

Exhibit A         General Assignment and Bill of Sale
Exhibit B         Form of Assumption Agreement
Exhibit C-1       Form of Promissory Note A
Exhibit C-2       Form of Promissory Note B
Exhibit D         Form of Non-Competition and Restrictive Covenants Agreement
Exhibit E-1       Form of Officer's Certificate of Decker
Exhibit E-2       Form of Officer's Certificate of Van Houten
Exhibit F-1       Secretary's Certificate of Decker
Exhibit F-2       Secretary's Certificate of Van Houten
Exhibit G         Opinion of Counsel to Sellers
Exhibit H         Form of Employment Agreement for William Van Houten
Exhibit I         Form of Letter of Credit
Exhibit J         Form of Security Agreement
Exhibit K         Opinion of Counsel to Purchasers
Exhibit L         Form of Officer's Certificate of Purchaser
Exhibit M         Form of Secretary's Certificate of Purchaser
Exhibit N         Form of Employment Agreement for Key Employees
Exhibit O         Form of Guaranty
Exhibit P         Form of Riverdale, New Jersey Real Property Lease

                            ASSET PURCHASE AGREEMENT

         This ASSET PURCHASE AGREEMENT, dated as of January 11, 1999, is made and entered into by and among P.A.M. NewCo., Inc., an Ohio corporation ("Purchaser"), Decker Transport Co. Inc., an Ohio corporation ("Decker"), Van Houten Ltd., a New Jersey business corporation (individually, "Van Houten" and collectively with Decker, "Sellers") and William Van Houten, a New Jersey resident. Capitalized terms not otherwise defined herein have the meanings set forth in Section 11.01.

                              W I T N E S S E T H

         WHEREAS, Sellers are engaged in the truckload common and contract motor carrier business (the "Business");

         WHEREAS, Purchaser is a wholly-owned subsidiary of P.A.M. Transportation Services, Inc., a Delaware corporation ("P.A.M."), which is also engaged in business activities similar to the Business;

         WHEREAS, Sellers desire to sell, transfer and assign to Purchaser, and Purchaser desires to purchase and acquire from Sellers, certain of the assets of Sellers relating to the operation of the Business, and in connection therewith, Purchaser has agreed to assume certain of the liabilities of Sellers relating to the Business, all on the terms set forth herein; and

         WHEREAS, William Van Houten is the sole shareholder of the Sellers and believes the selling of certain of the assets of Sellers relating to the operation of the Business, including the sale of the Real Property (as defined herein) owned by him and his spouse, is in his best interests and desires to enter into this Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                           SALE OF ASSETS AND CLOSING

         1.01     Assets.

                  (a) Assets Transferred. On the terms and subject to the conditions set forth in this Agreement, Sellers will sell, transfer, convey, assign and deliver to Purchaser (or will arrange for such sale, transfer, conveyance, assignment and delivery), and Purchaser will purchase and pay for, at the Closing, free and clear of all Liens other than Permitted Liens, all of Sellers' right, title and interest in, to and under the following Assets and Properties of Sellers used or held for use in connection with the Business, except as otherwise provided in Section 1.01(b), as the same shall exist on the Closing Date (collectively with any proceeds and awards referred to in Section 1.08, the "Assets"):

                           (i) Real Property. The real property described in Section 1.01(a)(i) of the Disclosure Schedule, and all of the rights arising out of the ownership thereof or appurtenant thereto (the "Real Property"), together with all buildings, structures, facilities, fixtures and other improvements thereto (the "Improvements");

                           (ii) Real Property Leases. (A) The leases and subleases of real property described in Section 1.01(a)(ii)(A) of the Disclosure Schedule as to which either Decker or Van Houten is the lessor or sublessor and (B) to the extent their transfer is permitted under the terms thereof and except for that certain lease of real property in Riverdale, New Jersey as to which Decker is the lessee ("Riverdale"), the leases and subleases of real property described in Section 1.01(a)(ii)(B) of the Disclosure Schedule as to which either Decker or Van Houten is the lessee or sublessee, together with any options to purchase the underlying property and leasehold improvements thereon, and in each case all other rights, subleases, licenses, permits, deposits and profits appurtenant to or related to such leases and subleases (the leases and subleases described in subclauses (A) and (B), the "Real Property Leases");

                           (iii)    Inventory. All inventories of raw
                  materials, demonstration equipment, office and other supplies, parts, packaging materials and other accessories related thereto which are held at, or are in transit from or to, the locations at which the Business is conducted, or located at customers' premises on consignment, in each case, which are used or held for use by either Decker or Van Houten in the conduct of the Business, including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person, together with all rights of either Decker or Van Houten against suppliers of such inventories (the "Inventory");

                           (iv) Accounts Receivable. All trade accounts receivable and all notes, bonds and other evidences of Indebtedness of and rights to receive payments arising out of sales and transactions occurring in the regular course of the conduct of the Business, including any rights of either Decker or Van Houten with respect to any third party collection procedures or any other Actions or Proceedings which have been commenced in connection therewith (the "Accounts Receivable");

                           (v) Tangible Personal Property. All furniture, fixtures, equipment, machinery and other tangible personal property (other than Inventory and Vehicles) used or held for use in the conduct of the Business at the locations at which the Business is conducted or at customers' premises on consignment, or otherwise used or held for use by either Decker or Van Houten in the conduct of the Business (including but not limited to the items listed in Section 1.01(a)(v) of the Disclosure Schedule), including any of the foregoing purchased subject to any conditional sales or title retention agreement in favor of any other Person (the "Tangible Personal Property");

                           (vi) Personal Property Leases. (A) The leases or subleases of Tangible Personal Property described in Section 1.01(a)(vi)(A) of the Disclosure Schedule as to which either Decker or Van Houten is the lessor or sublessor and (B) to the extent their transfer is permitted under the terms thereof, the leases of Tangible Personal Property described in Section 1.01(a)(vi)(B) of the Disclosure Schedule as to which either Decker or Van Houten is the lessee or sublessee, together with any options to purchase the underlying property (the leases and subleases described in subclauses (A) and (B), the "Personal Property Leases");

                           (vii) Business Contracts. All Contracts (other than the Real Property Leases, the Personal Property Leases and the Accounts Receivable) to which either Decker or Van Houten is a party and which are utilized in the conduct of the Business, including without limitation, Contracts relating to the transportation customers of Decker and Van Houten, suppliers, sales representatives, distributors, purchase orders and marketing arrangements (the "Business Contracts");

                           (viii) Prepaid Expenses. All prepaid expenses relating to the Business, including, but not limited to, the items listed in Section 1.01(a)(viii) of the Disclosure Schedule (the "Prepaid Expenses");

                           (ix)     Intangible Personal Property. All
                  Intellectual Property used or held for use in the conduct of the Business (including Sellers' goodwill therein) and all rights, privileges, claims, causes of action and options relating or pertaining to the Business or the Assets, including but not limited to the items listed in Section 1.01(a)(ix) of the Disclosure Schedule (the "Intangible Personal Property");

                           (x) Licenses. To the extent their transfer is permitted under the terms thereof or under applicable Laws, all Licenses (including applications therefor) utilized in the conduct of the Business, including but not limited to, the Licenses listed in Section 1.01(a)(x) of the Disclosure Schedule (the "Business Licenses");

                           (xi)     Tractors, Trailers, Vans and Other
                  Vehicles. All tractors, trailers, vans and all other motor vehicles owned or leased by either Decker or Van Houten and used or held for use in the conduct of the Business, including, but not limited to, the vehicles listed in Section 1.01(a)(xi) of the Disclosure Schedule (the "Vehicles");

                           (xii) Security Deposits. All security deposits deposited by or on behalf of either Decker or Van Houten as lessee or sublessee under the Real Property Leases (the "Tenant Security Deposits");

                           (xiii) Books and Records. All Books and Records used or held for use in the conduct of the Business or otherwise relating to the Assets, other than the minute books, stock transfer books and corporate seals of Sellers (the "Business Books and Records");

                           (xiv) Insurance. To the extent their transfer is permitted under the terms thereof, life insurance policies of officers and other Employees of either Decker or Van Houten (other than those certain life insurance policies which Purchaser determines not to maintain in force and effect which Purchaser will offer to such insured officers and other Employees for maintenance by such insureds at their expense) and all other insurance policies relating to the operation of the Business;

                           (xv) Employee Benefit Plans. To the extent their transfer is permitted under the terms thereof and applicable Laws, all assets owned or held by any Benefit Plans;

                           (xvi) Tax Refunds. All refunds or credits, if any, of taxes due to or from either Decker or Van Houten, except for any refunds due to or from William Van Houten with respect to federal and/or state income taxes;

                           (xvii) Cash. Cash, commercial paper, certificates of deposit and other bank deposits, treasury bills and other cash equivalents except to the extent set forth in Section 1.03(b)(iii) ("Cash"); and

                           (xviii)  Other Assets and Properties. All other
                  Assets and Properties of Sellers used or held for use in connection with the Business except as otherwise provided in
                  Section 1.01(b) (the "Other Assets").

         To the extent any of the Business Books and Records are items susceptible to duplication and are either (x) used in connection with any of Sellers' businesses other than the Business or (y) are required by Law to be retained by Sellers, Sellers may deliver photostatic copies or other reproductions from which, in the case of Business Books and Records referred to in clause (x), information solely concerning Sellers' businesses other than the Business has been deleted.

                  (b) Excluded Assets. Notwithstanding anything in this Agreement to the contrary, the following Assets and Properties of Sellers (the "Excluded Assets") shall be excluded from and shall not constitute Assets:

                           (i) Real and Personal Property. The real or personal property described in Section 1.01(b)(ii) of the Disclosure Schedule;

                           (ii) Corporate Records. The minute books, stock transfer books and corporate seals of Sellers;

                           (iii) Litigation Claims. Any rights (including indemnification) and claims and recoveries under litigation of either Decker or Van Houten against third parties arising out of or relating to events prior to the Closing Date;

                           (iv) Affiliate or Associate Notes and Loans. The notes receivable from Affiliates or Associates, and the loans to Affiliates or Associates, of either Decker or Van Houten as specifically set forth in Section 1.01(b)(iv) of the Disclosure Schedule; and

                           (v)      Sellers' rights under this Agreement.

         1.02     Liabilities.

                  (a) Assumed Liabilities. In connection with the sale, transfer, conveyance, assignment and delivery of the Assets pursuant to this Agreement, on the terms and subject to the conditions set forth in this Agreement, at the Closing, Purchaser will assume and agree to pay, perform and discharge when due the following obligations of either Decker or Van Houten arising in connection with the operation of the Business, as the same shall exist on the Closing Date (the "Assumed Liabilities"), which, unless otherwise stated herein, shall not exceed in the aggregate $11,400,000 (all liabilities comprising the $11,400,000 limitation shall be calculated as of January 4, 1999), and no others:

                           (i) Real Property Lease Obligations. All obligations of either Decker or Van Houten under the Real Property Leases arising and to be performed on or after the Closing Date, and excluding any such obligations arising or to be performed prior to the Closing Date (which shall not be counted toward the $11,400,000 limitation contained in
                  Section 1.02(a) above);

                           (ii) Accounts Payable. All obligations of either Decker or Van Houten with respect to accounts payable reflected or reserved against in the balance sheet included in the Recent Financial Statements or those arising in the ordinary course of business since the Recent Financial Statement Date, including but not limited to the items listed in Section 1.02(a)(ii) of the Disclosure Schedule (the "Accounts Payable");

                           (iii) Certain Lease Obligations. All obligations of either Decker or Van Houten under the Personal Property Leases arising and to be performed on or after the Closing Date, including obligations of either Decker or Van Houten under leases for Vehicles and those certain operating leases for rolling stock in favor of Meridian Leasing, Inc., Moretran Leasing Corporation and Van Houten arising prior to the Closing Date as are specifically listed in Section 1.02(a)(iii) of the Disclosure Schedule (which shall not be counted toward the $11,400,000 limitation contained in paragraph (a) above); provided, however, that any such other obligations to be performed prior to the Closing Date shall be excluded;

                           (iv) Obligations under Contracts and Licenses. All obligations of either Decker or Van Houten under the Business Contracts and Business Licenses arising and to be performed on or after the Closing Date, including obligations of either Decker or Van Houten under those certain Business Contracts for: (A) the purchase of tractors and/or trailers but only to the extent such obligations (i) were and/or will be incurred as a result of delivery after October 14, 1998 (including those to be delivered after Closing unless cancelled by Purchaser without liability of any type to either Decker or Van Houten) and (ii) are specifically listed in Section 1.02(a)(iv)(A) of the Disclosure Schedule (which shall not be counted toward the $11,400,000 limitation contained in paragraph (a) above) and (B) customer credits resulting from overpayments by Sellers' transportation customers as are specifically listed in Section 1.02(a)(iv)(B) of the Disclosure Schedule (which shall not be counted toward the $11,400,000 limitation contained in paragraph (a) above); provided, however, that any such other obligations to be performed prior to the Closing Date shall be excluded;

                           (v) Accrued Expenses. All obligations of either Decker or Van Houten with respect to accrued expenses reflected or reserved against in the balance sheet included in the Recent Financial Statements or those incurred in the ordinary course of business since the Recent Financial Statement Date, including without limitation the items listed in Section 1.02(a)(v) of the Disclosure Schedule (the "Accrued Expenses");

                           (vi) Obligations under Benefit Plans. All obligations of either Decker or Van Houten under the Benefit Plans delivered to Purchaser pursuant to this Agreement arising and to be performed on or after the Closing Date (which shall not be counted toward the $11,400,000 limitation contained in paragraph (a) above), or reflected or reserved against in the balance sheet included in the Recent Financial Statements, or arising in the ordinary course of business since the Recent Financial Statement Date, including but not limited to the items listed in Section 1.02(a)(vi) of the Disclosure Schedule; and

                           (vii) Other Obligations. Any other obligations of either Decker or Van Houten so long as, when combined with the other Assumed Liabilities comprising the $11,400,000 limitation contained in paragraph (a) above, such obligations do not exceed $11,400,000 (obligations arising and to be performed on or after the Closing Date shall not be counted toward the $11,400,000 limitation contained in paragraph (a) above).

                  (b) Retained Liabilities. Except for the Assumed Liabilities, Purchaser shall not assume by virtue of this Agreement or the transactions contemplated hereby, and shall have no liability for, any Liabilities of either Decker or Van Houten (including, without limitation, those related to the Business) of any kind, character or description whatsoever (the "Retained Liabilities"). Sellers shall discharge in a timely manner or shall make adequate provision for all of the Retained Liabilities; provided, however, that either Decker or Van Houten shall have the ability to contest, in good faith, any such claim of liability asserted in respect thereof by any Person other than Purchaser and its Affiliates.

         1.03     Purchase Price; Allocation; Adjustment.

                  (a) Purchase Price. The aggregate purchase price for the Assets and for the covenants contained in Section 4.11 is $14,000,000, less the unpaid balance of notes receivable from and/or loans to East Garden Associates and Ralph Ventrella (the "Purchase Price"), plus the Assumed Liabilities, subject to adjustment and payable as set forth in paragraph (b) below.

                  (b) The Purchase Price, subject to adjustment as provided herein, shall be paid as follows:

                           (i) $4,500,000 shall be paid to Sellers in immediately available United States funds at the Closing;

                           (ii) $4,000,000 shall be represented by two (2) promissory notes (the "Promissory Notes") executed by Purchaser in favor of Sellers, substantially in the forms of Exhibits C-1 and C-2 attached hereto. The Promissory Notes shall be for a term of five (5) years and bear a simple interest rate of six percent (6%) per annum. Principal under the Promissory Notes shall be due and payable in sixty (60) consecutive monthly installments on the first day of each month. Interest on the Promissory Notes shall be payable at the same time and in the same manner that principal shall be payable. Pursuant to Sections 7.03 and 7.04, one of the Promissory Note shall be secured by the Promissory Note Security Agreement and the other Promissory Notes shall be secured by the Letter of Credit. The costs and expenses of the Letter of Credit, including renewals of the Letter of Credit, shall be apportioned as set forth in Section 12.03;

                           (iii)    (1) if the sum of Cash on hand plus
                  Accounts Receivable on January 4, 1999 is equal to or greater than $5,500,000, Purchaser shall pay to Sellers (A) at the Closing, in immediately available funds, $4,600,000, and (B) ninety (90) days after the date of Closing, $900,000.

                                    (2) if the sum of Cash on hand plus
                  Accounts Receivable on January 4, 1999 is less than $5,500,000, Purchaser shall pay to Sellers (A) at the Closing, in immediately available United States funds, $4,600,000, and (B) ninety (90) days after the date of the Closing, the difference between (x) the sum of Cash on hand plus Accounts Receivable on the Closing Date, and (y) $4,600,000.

                  (c) The parties hereto acknowledge that the transactions contemplated hereunder must be reported in accordance with Section 1060 of the Code. The parties shall report the transactions contemplated hereunder for all purposes in accordance with the Purchase Price allocation generally set forth in Section 1.03(c) of the Disclosure Schedule and in accordance with the reporting requirements of applicable Law. The parties hereto shall share information and cooperate to the extent necessary to permit the transactions to be properly, timely and consistently reported in accordance with Section 1060 of the Code and the regulations promulgated thereunder.

                  (d) Purchaser shall replace the two (2) letters of credit issued by The Bank of New York with respect to the insurance policies to which reference is made in Section 2.18. This replacement and cancellation of the existing letters of credit shall have no impact upon any of the other terms and/or conditions hereof, other than as to the ability to assume the insurance coverage in question.

         1.04 William Van Houten Mortgage. In addition to the payment of the Purchase Price at the Closing and in consideration for the sale, transfer, conveyance, assignment and delivery of the Real Property, on the Closing Date, Purchaser shall pay in full all amounts due and owing on that certain mortgage loan, in a principal amount not to exceed $200,000, on the residence of William Van Houten, which is specifically set forth in Section 1.04 of the Disclosure Schedule and was used to finance the purchase of the Real Property by William Van Houten and his spouse.

         1.05 Closing. The Closing will take place at the offices of Smith, Gambrell & Russell, LLP, 1230 Peachtree Street, N.E., Suite 3100, Atlanta, Georgia 30309-3592 at 10:00 a.m. local time, or at such other place and time as Purchaser and Sellers mutually agree, on the Closing Date.

         1.06     Further Assurances; Post-Closing Cooperation.

                  (a) At any time or from time to time after the Closing, at Purchaser's request and without further consideration, either Decker, Van Houten or William Van Houten shall execute and deliver to Purchaser such other instruments of sale, transfer, conveyance, assignment and confirmation, provide such materials and information and take such other actions as Purchaser may reasonably deem necessary or desirable in order more effectively to transfer, convey and assign to Purchaser, and to confirm Purchaser's title to, all of the Assets, and, to the full extent permitted by Law, to put Purchaser in actual possession and operating control of the Business and the Assets and to assist Purchaser in exercising all such rights with respect thereto, and otherwise to cause Sellers and William Van Houten to fulfill their obligations under this Agreement and the other agreements, instruments and documents contemplated hereby (such other agreements, instruments and documents referred to herein as the "Operative Agreements").

                  (b) At any time or from time to time after the Closing, at either Decker's, Van Houten's or William Van Houten's request and without further consideration, Purchaser shall execute and deliver to either Decker, Van Houten or William Van Houten, as the case may be, such instruments and provide such materials and information and take such other actions as either Decker, Van Houten or William Van Houten, as the case may be, may reasonably deem necessary or desirable in order more effectively to consummate the transactions contemplated by this Agreement and the Operative Agreements.

                  (c) Following the Closing, each party will afford the other party, its counsel and its accountants, during normal business hours, reasonable access to the books, records and other data relating to the Business in its possession with respect to periods prior to the Closing and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party in connection with (i) the preparation of tax returns, (ii) the determination or enforcement of rights and obligations under this Agreement, (iii) compliance with the requirements of any Governmental or Regulatory Authority, (iv) the determination or enforcement of the rights and obligations of any Indemnitee or (v) in connection with any actual or threatened Action or Proceeding. Further, each party agrees for a period extending six (6) years after the Closing Date not to destroy or otherwise dispose of any such books, records and other data unless such party shall first offer in writing to surrender such books, records and other data to the other party and such other party shall not agree in writing to take possession thereof during the thirty (30) day period after such offer is made.

                  (d) If, in order properly to prepare its tax returns, other documents or reports required to be filed with Governmental or Regulatory Authorities or its financial statements or to fulfill its obligations hereunder, it is necessary that a party be furnished with additional information, documents or records relating to the Business not referred to in paragraph (b) above, and such information, documents or records are in the possession or control of the other party, such other party shall use its best efforts to furnish or make available such information, documents or records (or copies thereof) at the recipient's request, cost and expense. Any information obtained by Decker, Van Houten or William Van Houten in accordance with this paragraph shall be held confidential by such Persons in accordance with Section 12.05.

                  (e) Notwithstanding anything to the contrary contained in this Section, if the parties are in an adversarial relationship in litigation or arbitration, the furnishing of information, documents or records in accordance paragraphs (b) or (c) of this Section with respect to the matters that are the subject of such litigation or arbitration shall be subject to applicable rules relating to discovery.

         1.07 Third-Party Consents. To the extent that any of the Assets, including but not limited to, any Real Property Lease, Personal Property Lease, lease for Vehicles, insurance policy, Business Contract or Business License is not assignable without the consent of another party, and to the extent that the consummation of the transactions contemplated by this Agreement requires the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. Each of Decker, Van Houten, William Van Houten and Purchaser shall use their best efforts to obtain the consent of such other party to the assignment of any of the Assets, including but not limited to, any Real Property Lease, Personal Property Lease, lease for Vehicles, insurance policy, Business Contract or Business License to Purchaser in all cases in which such consent is or may be required for such assignment. If any such consent shall not be obtained, each of Decker, Van Houten and William Van Houten shall cooperate with Purchaser in any reasonable arrangement designed to provide for Purchaser the benefits intended to be assigned to Purchaser under this Agreement, including enforcement at the cost and for the account of Purchaser of any and all rights of Decker, Van Houten or William Van Houten against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. If and to the extent that such arrangement cannot be made, Purchaser shall have no obligation pursuant to Section 1.02 or otherwise with respect to any such Asset. The provisions of this Section 1.07 shall not affect the right of Purchaser not to consummate the transactions contemplated by this Agreement if the condition to its obligations hereunder contained in
Section 6.06 has not been fulfilled.

         1.08 Insurance Proceeds. If any of the Assets are destroyed or damaged or taken in condemnation, the insurance proceeds or condemnation award with respect thereto shall be an Asset. At the Closing, either Decker or Van Houten, as the case may be, shall pay or credit to Purchaser any such insurance proceeds or condemnation awards received by it on or prior to the Closing and shall assign to or assert for the benefit of Purchaser all of its rights against any insurance companies, Governmental or Regulatory Authorities and others with respect to such damage, destruction or condemnation. As and to the extent that there is available insurance under policies maintained by each of Decker, Van Houten and their Affiliates, predecessors and successors in respect of any Assumed Liability, except for any such insurance proceeds with respect to which the insured is directly or indirectly self-insured or has agreed to indemnify the insurer, either Decker or Van Houten, as the case may be, shall cause such insurance to be applied toward the payment of such Assumed Liability.

                                   ARTICLE II

        REPRESENTATIONS AND WARRANTIES OF SELLERS AND WILLIAM VAN HOUTEN

         Sellers and William Van Houten hereby jointly and severally represent and warrant to Purchaser as follows:

         2.01 Organization of Sellers. Decker is a corporation duly organized, validly existing and in good standing under the Laws of the State of Ohio. Van Houten is a corporation duly organized, validly existing and in good standing under the Laws of the State of New Jersey. Sellers have full corporate power and authority to conduct the Business as and to the extent now conducted and to own, use and lease the Assets.

         2.02 Authority. Sellers have full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which each is a party, to perform their obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including without limitation to sell and transfer (pursuant to this Agreement) the Assets. William Van Houten has full power and authority to execute and deliver this Agreement and the Operative Agreements to which he is a party, to perform his obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery by Sellers of this Agreement and the Operative Agreements to which either Decker or Van Houten, as the case may be, is a party, and the performance by each of their obligations hereunder and thereunder, have been duly and validly authorized by the Boards of Directors of Sellers and their respective shareholders, no other corporate action on the part of Sellers or their shareholders being necessary. This Agreement has been duly and validly executed and delivered by Sellers and William Van Houten and constitutes, and upon the execution of the Operative Agreements to which each is a party, such Operative

Agreements will constitute, legal, valid and binding obligations of either Decker, Van Houten or William Van Houten, as the case may be, enforceable against either of them in accordance with their terms.

         2.03 No Conflicts. The execution and delivery by Sellers and William Van Houten of this Agreement does not, and the execution and delivery by Sellers and William Van Houten of the Operative Agreements to which each is a party, the performance by Sellers and William Van Houten of their obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the articles of incorporation or by-laws (or other comparable corporate charter documents) of Sellers;

                  (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in
         Section 2.04 of the Disclosure Schedule, result in a violation or breach of any term or provision of any Law or Order applicable to Sellers, William Van Houten or any of their Assets and Properties; or

                  (c) except as disclosed in Section 2.03 of the Disclosure Schedule, (i) result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require any of Sellers or William Van Houten to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon any of the Assets or any of their Assets and Properties under any Contract or License to which either Decker, Van Houten or William Van Houten is a party or by which any of their Assets and Properties are bound.

         2.04     Governmental Approvals and Filings. Except as disclosed in
Section 2.04 of the Disclosure Schedule and records required by law to be recorded or filed, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of either Decker, Van Houten or William Van Houten is required in connection with the execution, delivery and performance of this Agreement or any of the Operative Agreements to which any of them is a party or the consummation of the transactions contemplated hereby or thereby.

         2.05 Books and Records. Except as set forth in Section 2.05 of the Disclosure Schedule, and except for Business Books and Records in the possession of Sellers' attorneys and accountants, and records required by Law to be recorded or filed, none of the Business Books and Records is recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) are not under the exclusive ownership and direct control of one or more Employees.

         2.06 Financial Statements. Prior to the execution of this Agreement, Sellers have delivered to Purchaser true and complete copies of the following financial statements:

                  (a) the audited balance sheets of the Business as of December 31, 1997, 1996 and 1995, and the related audited statement of operations for each of the fiscal years then ended; and

                  (b) the unaudited balance sheets of the Business as of October 30, 1998 (the "Recent Financial Statement Date") and the related unaudited statement of operations for the portion of the fiscal year then ended (the "Recent Financial Statements").

Except as set forth in the notes thereto and as disclosed in Section 2.06 of the Disclosure Schedule, all such financial statements (i) were prepared from the Books and Records of Sellers, (ii) fairly present the financial condition and results of operations of the Business as of the respective dates thereof and for the respective periods covered thereby, and (iii) were compiled from Business Books and Records regularly maintained by management and used to prepare the financial statements of Sellers. The Business Books and Records fairly reflect, in all material respects, the income, expenses, assets and liabilities of the Business and the Business Books and Records provided a fair and accurate basis for the preparation of the financial statements delivered to Purchaser in accordance with this Section 2.06.

         2.07 Absence of Changes. Except for the execution and delivery of this Agreement, the transactions to take place pursuant hereto on or prior to the Closing Date, and changes attributable to Purchaser's accountants, since the Recent Financial Statement Date there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change, in the Condition of the Business. Without limiting the foregoing, except as disclosed in Section 2.07 of the Disclosure Schedule (with paragraph references corresponding to those set forth below), there has not occurred, between the Recent Financial Statement Date and the date hereof, any of the following:

                  (a) (i) any increase in the salary, wages or other compensation of any Employee; (ii) any establishment or modification of (A) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan or any employment-related Contract or other compensation arrangement with or for Employees or (B) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan or any employment-related Contract or other compensation arrangement with or for Employees; or (iii) any adoption, entering into or becoming bound by any Benefit Plan, employment-related Contract or collective bargaining agreement, or amendment, modification or termination (partial or complete) of any Benefit Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law;

                  (b) (i) incurrences by either Decker or Van Houten of Indebtedness with respect to the conduct of the Business, or (ii) any voluntary purchase, cancellation, prepayment or complete or partial discharge in advance of a scheduled payment date with respect to, or waiver of any material right of either Decker or Van Houten under, any Indebtedness of or owing to either of Decker or Van Houten with respect to the conduct of the Business;

                  (c) any physical damage, destruction or other casualty loss (whether or not covered by insurance) affecting any of the plant, real or personal property or equipment of either of Decker or Van Houten used or held for use in the conduct of the Business, other than repairable damage to Vehicles, damage covered by insurance policies and damages that will not have a material adverse effect on the Condition of the Business;

                  (d) any material change in (i) any pricing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice or policy of the Business or (ii) any method of calculating any bad debt, contingency or other reserve of the Business for accounting, financial reporting or tax purposes;

                  (e) (i) any acquisition or disposition of any Assets and Properties used or held for use in the conduct of the Business, other than Inventory in the ordinary course of business consistent with past practice; or (ii) any creation or incurrence of a Lien, other than a Permitted Lien, on any Assets and Properties used or held in the conduct of the Business;

                  (f) any entering into, amendment, modification, termination (partial or complete) or granting of a waiver of any material rights under or giving any consent with respect to (i) any Contract which is required (or had it been in effect on the date hereof would have been required) to be disclosed in the Disclosure Schedule pursuant to Section 2.16(a) or (ii) any License disclosed in
         Section 1.01(a)(x) of the Disclosure Schedule;

                  (g) capital expenditures or commitments for additions to property, plant or equipment used or held for use in the conduct of the Business constituting capital assets;

                  (h) any transaction with any officer, director, Affiliate or Associate of either Decker or Van Houten or any Associate of any such officer, director or Affiliate, except for actions in the ordinary course of the employment of any such party;

                  (i) any entering into of a Contract to do or engage in any of the foregoing after the date hereof; or

                  (j) any other transaction involving or development affecting the Business or the Assets outside the ordinary course of business consistent with past practice.

         2.08 No Undisclosed Liabilities. Except as reflected or reserved against in the balance sheet included in the Recent Financial Statements or in the notes thereto or as disclosed in Section 2.08 of the Disclosure Schedule or any other Section of the Disclosure Schedule, neither Decker nor Van Houten nor William Van Houten has Knowledge of any Liabilities against, relating to or affecting the Business or any of the Assets, other than Liabilities incurred in the ordinary course of business consistent with past practice which in the aggregate are not material to the Condition of the Business.

         2.09     Taxes.

                  (a) Except for amounts which individually or in the aggregate would not be material to the financial condition either of Decker or Van Houten, the provision made for taxes on the Financial Statements is sufficient for the payment of all taxes, including but not limited to, federal, state, foreign county, local and other income, ad valorem, excise, profits, franchise, occupation, property, payroll, sales, use, interstate motor carrier ("IMC"), fuel, license, gross receipts and other taxes (and any interest and penalties) and assessments, whether or not disputed, for which either Decker or Van Houten has been advised it may be liable, or which has been assessed against either Decker or Van Houten, at the date of such Financial Statements and for all years and periods prior thereto. Since the date of such Financial Statements, neither Decker nor Van Houten has incurred any taxes other than taxes incurred in the ordinary course of business consistent in type and amount with past practices.

                  (b) Except as set forth in Section 2.09(b) of the Disclosure Schedule, all federal, state, foreign, county, local and other tax returns required to be filed by or on behalf of Decker or Van Houten have been timely filed (or if filed late all applicable penalties and interest have been paid) and when filed were true and correct in all material respects, and the taxes shown as due thereon were paid or adequately accrued. Complete copies of all tax returns or reports filed by Decker or Van Houten for each of its five (5) most recent fiscal years have been delivered to Purchaser. Each of Decker and Van Houten has duly withheld and paid all taxes which it is required to withhold and pay relating to salaries and other compensation heretofore paid to its respective Employees, creditors, shareholder(s) or any other third party. There are no Liens on any of the Assets and Properties of either Decker or Van Houten that have been filed or perfected in connection with any failure (or alleged failure) to pay any tax.

                  (c) The federal and state income tax returns of each of Decker and Van Houten have been audited by the Internal Revenue Service and appropriate state taxing authorities for the periods and to the extent set forth in Section 2.09(c) of the Disclosure Schedule and, except to the extent disclosed in Section 2.09(c) of the Disclosure Schedule, neither Decker nor Van Houten has received from the Internal Revenue Service or from the tax authorities of any state, county, local or other jurisdiction any notice of underpayment of taxes or other deficiency which has not been paid nor any objection to any return or report filed by each of Decker and Van Houten. Except as set forth in Section 2.09(c) of the Disclosure Schedule, there are outstanding no agreements or waivers extending the statutory period of limitations applicable to any tax return or report.

                  (d) Neither Decker nor Van Houten has ever been a member of an affiliated group of corporations that filed a consolidated tax return on which the statute of limitations does not bar a federal tax assessment.

                  (e) Except as set forth in Section 2.09(e) of the Disclosure Schedule, neither Decker nor Van Houten has ever (i) filed any consent or agreement under Section 341(f) of the Code, (ii) applied for any tax ruling, (iii) entered into a closing agreement with any taxing authority, (iv) filed an election under Section 338(g) or Section 338(h)(10) of the Code (nor has a deemed election under Section 338(e) of the Code occurred), (v) made any payments, or been a party to an agreement (including this Agreement) that under any circumstances could obligate it to make payments that will not be deductible because of Section 280G of the Code, or (vi) been a party to any tax allocation or tax sharing agreement. Neither Decker nor Van Houten is a "United States real property holding company" within the meaning of Section 897 of the Code.

                  (f) Each of Decker and Van Houten has been an electing S corporation within the meaning of Sections 1361 and 1362 of the Code since, with respect to Decker, December 30, 1986, and with respect to Van Houten, its incorporation, and both of Decker and Van Houten will remain S corporations through the Closing Date.

         2.10 Legal Proceedings. Except as disclosed in Section 2.10 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

                  (a) There are no Actions or Proceedings pending for which Decker, Van Houten or William Van Houten has been served with notice or, to the Knowledge of Decker, Van Houten or William Van Houten, threatened against, relating to or affecting Decker, Van Houten or William Van Houten with respect to the Business or any of their Assets and Properties;

                  (b) except as set forth in the Accident Register provided to Purchaser pursuant to Section 4.06(b), there are no facts or circumstances Known to Decker, Van Houten or William Van Houten that could reasonably be expected to give rise to any Action or Proceeding that would be required to be disclosed pursuant to clause
         (a) above; and

                  (c) there are no Orders outstanding against either of Decker, Van Houten or William Van Houten that materially limit or adversely affect the conduct of the Business.

         2.11     Compliance With Laws and Orders. Except as disclosed in
Section 2.11 of the Disclosure Schedule, to the Knowledge of Decker, Van Houten or William Van Houten, neither Decker, Van Houten nor William Van Houten are, nor have they, to the Knowledge of Decker, Van Houten or William Van Houten, at any time within the last five (5) years been, nor have they received any notice that they are or have at any time within the last five (5) years been, in violation of or in default under any Law or Order applicable to the Business or the Assets, except for violations and defaults that would not have a material adverse effect on the Condition of the Business.

         2.12     Benefit Plans.

                  (a) Disclosure. Section 2.12(a) of the Disclosure Schedule sets forth all Benefit Plans. There are no Benefit Plans common to Sellers and any Affiliate. True and correct copies of all the Benefit Plans, including all amendments thereto, have heretofore been provided to Purchaser. Each Benefit Plan is identified in Section 2.12(a) of the Disclosure Schedule, to the extent applicable, as one or more of the following: an "employee pension benefit plan" (as defined in Section 3(2) of ERISA), a "defined benefit plan" (as defined in Section 414 of the Code), an "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and/or as a plan intended to be qualified under Section 401 of the Code. No Benefit Plan is a "multiemployer plan" (as defined in Section 4001 of ERISA), and neither Decker nor Van Houten has ever contributed or been obligated to contribute to any such multiemployer plan.

                  (b) Terminations, Proceedings, Penalties, Etc. With respect to each Benefit Plan that is subject to the provisions of Title IV of ERISA and with respect to which either Decker or Van Houten or any of its assets may, directly or indirectly, be subject to any liability, contingent or otherwise, or the imposition of any lien whether by reason of the complete or partial termination of any such Benefit Plan, the funded status of any such Benefit Plan, any "complete withdrawal" (as defined in Section 4203 of ERISA) or "partial withdrawal" (as defined in Section 4205 of ERISA) by any person from any such Benefit Plan, or otherwise):

                           (i) no such Benefit Plan has been terminated so as to subject, directly or indirectly, any assets of either Decker or Van Houten to any liability, contingent or otherwise, or the imposition of any lien under Title IV of ERISA;

                           (ii)     no proceeding has been initiated or
                  threatened by any Person (including the Pension Benefit Guaranty Corporation ("PBGC")) to terminate any such Benefit Plan;

                           (iii) no condition or event currently exists or currently is expected to occur that could subject, directly or indirectly, any assets of either Decker or Van Houten to any liability, contingent or otherwise, or the imposition of any lien under Title IV of ERISA, whether to the PBGC or to any other person or otherwise on account of the termination of any such Benefit Plan;

                           (iv)     if any such Benefit Plan were to be
                  terminated as of the Closing Date, no assets of either Decker or Van Houten would be subject, directly or indirectly, to any liability, contingent or otherwise, or the imposition of any lien under Title IV of ERISA with the exception of administrative costs related to such termination;

                           (v)      no "reportable event" (as defined in
                  Section 4043 of ERISA) has occurred with respect to any such Benefit Plan;

                           (vi)     no such Benefit Plan which is subject to
                  Section 302 of ERISA or Section 412 of the Code has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code, respectively), whether or not waived; and

                           (vii) no such Benefit Plan is a multiemployer plan or a plan described in Section 4064 of ERISA.

                  (c) Prohibited Transactions. There have been no "prohibited transactions" within the meaning of Section 406 or 407 of ERISA or Section 4975 of the Code for which a statutory or administrative exemption does not exist with respect to any Benefit Plan, and no event or omission has occurred in connection with which either Decker or Van Houten or any of its assets or any Benefit Plan, directly or indirectly, could be subject to any liability under ERISA, the Code or any other Law or Order applicable to any Benefit Plan, including, without limitation, Sections 406, 407, 409, 501, 502, 510, 511, 601, 4062, 4063, 4069, 4071, or 4201 of ERISA, or Sections 4971,
         4972, 4975, 4976, 4977, 4979 or 4980B of the Code, or under any agreement, instrument, Law or Order pursuant to or under which either Decker or Van Houten has agreed to indemnify or is required to indemnify any Person against liability incurred under, or for a violation or failure to satisfy the requirements of, any such agreement, instrument, Law or Order.

                  (d) Full Funding. The funds available under each Benefit Plan which is intended to be a funded plan equal or exceed the amounts required to be paid, or which would be required to be paid if such Benefit Plan were terminated, on account of rights vested or accrued as of the Closing Date (using the actuarial methods and assumptions then used by actuaries in connection with the funding of such Benefit
         Plan).

                  (e) Controlled Group; Affiliated Service Group; Leased Employees. Except as set forth in Section 2.12(e) of the Disclosure Schedule, neither Decker nor Van Houten is or has ever been a member of a controlled group of corporations as defined in Section 414(b) of the Code or in common control with any unincorporated trade or business as determined under Section 414(c) of the Code, or has ever been a member of an "affiliated service group" within the meaning of
         Section 414(m) of the Code. There are not and never have been any leased employees within the meaning of Section 414(n) of the Code who perform services for either Decker or Van Houten, and no individuals are expected to become leased employees with the passage of time.

                  (f) Payments and Compliance. With respect to each Benefit Plan, (i) all payments due from either Decker or Van Houten to date have been made and all amounts properly accrued to date as liabilities which have not been paid have been properly recorded on the books of Decker or Van Houten and are reflected in the Recent Financial Statements; (ii) Decker and Van Houten have complied with, and each such Employee Plan/Agreement conforms in all material respects in form and operation to, all applicable laws and regulations, including but not limited to ERISA and the Code, and all reports and information relating to such Benefit Plan required to be filed with any governmental entity have been timely filed; (iii) all reports and information relating to each such Benefit Plan required to be disclosed or provided to participants or their beneficiaries have been timely disclosed or provided; (iv) each such Benefit Plan which is intended to qualify under Section 401 of the Code has received a favorable determination letter from the Internal Revenue Service with respect to such qualification, its related trust has been determined to be exempt from taxation under Section 501(a) of the Code, and nothing has occurred since the date of such letter that has adversely affected or is likely to adversely affect such qualification or exemption; (v) there are no actions, suits or claims pending (other than routine claims for benefits) or to the Knowledge of Decker, Van Houten and William Van Houten, threatened with respect to such Benefit Plan or against the assets of such Benefit Plan; and (vi) no Benefit Plan is established and maintained outside the United States primarily for the benefit of individuals substantially all of whom are nonresident aliens.

                  (g) Post-Retirement Benefits. No Benefit Plan provides benefits, including, without limitation, death or medical benefits (whether or not insured) with respect to current or former employees beyond their retirement or other termination of service other than (i) coverage mandated by Law, (ii) death or retirement benefits under any Benefit Plan that is an employee pension benefit plan, (iii) deferred compensation benefits accrued as liabilities on the books of either Decker or Van Houten (including the Recent Financial Statements), (iv) disability benefits under any Benefit Plan that is an employee welfare benefit plan and which have been fully provided for by insurance or otherwise or (v) benefits in the nature of severance pay of not more than two weeks duration.

                  (h) No Triggering of Obligations. The consummation of the transactions contemplated by this Agreement will not (i) entitle any current or former employee of either Decker or Van Houten to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, (ii) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee or former employee or (iii) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

                  (i) Delivery of Documents. There has been delivered to Purchaser, with respect to each Benefit Plan:

                           (i) except as disclosed in Section 2.12(i)(i) of the Disclosure Schedule, a copy of the annual report, if required under ERISA, with respect to each such Benefit Plan for the last two years;

                           (ii)     a copy of the summary Benefit Plan
                  description, together with each summary of material modifications, required under ERISA with respect to such Benefit Plan, all material Employee communications relating to such Benefit Plan, and, unless the

                  Benefit Plan is embodied entirely in an insurance policy to which either Decker or Van Houten is a party, a true and complete copy of such Benefit Plan;

                           (iii) if the Benefit Plan is funded through a trust or any third party funding vehicle (other than an insurance policy), a copy of the trust or other funding agreement and the latest financial statements thereof; and

                           (iv) the most recent determination letter received from the Internal Revenue Service with respect to each Benefit Plan that is intended to be a "qualified plan" under Section 401 of the Code.

With respect to each Benefit Plan for which an annual report has been filed and delivered to Purchaser pursuant to clause (i) of this paragraph above, no material adverse change has occurred with respect to the matters covered by the latest such annual report since the date thereof.

                  (j) Neither Decker nor Van Houten has any announced plan or legally binding commitment to create any additional Benefit Plan or to amend or modify any existing Benefit Plan.

         2.13 Real Property. Section 1.01(a)(i) of the Disclosure Schedule contains a true and correct list of each parcel of real property owned by either Decker, Van Houten or William Van Houten and/or his spouse which is used or held for use in connection with the Business, and Section(s) 1.01(a)(ii)(A) and/or 1.01(a)(ii) (B) of the Disclosure Schedule contain a true and correct list of each parcel of real property leased by either Decker or Van Houten (as lessor or lessee) and used or held for use in connection with the Business.

                  (a) Except as disclosed in Section 2.13(a) of the Disclosure Schedule, either Decker, Van Houten or William Van Houten and/or his spouse has good and marketable fee simple title to the Real Property, free and clear of all Liens other than Permitted Liens. Except for the Real Property subject to Real Property Leases described in Section 1.01(a)(ii)(A) of the Disclosure Schedule, either Decker, Van Houten or William Van Houten and/or his spouse is in possession of the Real Property. Neither Decker, Van Houten nor William Van Houten, has Knowledge that any Real Property is located in a flood plain, flood hazard area, wetland or lakeshore erosion area within the meaning of any Law. Neither Decker, Van Houten, nor William Van Houten, has Knowledge that any public improvements have commenced or, to the Knowledge of Decker, Van Houten or William Van Houten, that any are planned which in either case may result in special assessments against or otherwise materially adversely affect any of the Real Property. To the Knowledge of Decker, Van Houten or William Van Houten, none of the Real Property or the Improvements, or the use thereof, contravenes or violates any Law or Order in any material respect.

                  (b) Either Decker or Van Houten has a valid and subsisting leasehold estate in and the right to quiet enjoyment of the real properties subject to the Real Property Leases described in
         Section 1.01(a)(ii)(B) of the Disclosure Schedule for the full term thereof. Each Real Property Lease is a legal, valid and binding agreement, enforceable in accordance with its terms, of either Decker or Van Houten and, to the Knowledge of Decker, Van Houten or William Van Houten, of each other Person that is a party thereto, and, to the Knowledge of Decker, Van Houten or William Van Houten, except as set forth in Section 2.13(b) of the Disclosure Schedule, there is no, nor has either Decker or Van Houten received any notice of any, default (or any condition or event which, after notice or lapse of time or both, would constitute a default) of any material provision of any Real Property Lease. Neither Decker nor Van Houten owe any brokerage commissions with respect to any such leased space.

                  (c) Sellers have delivered, or will deliver upon request, to Purchaser prior to the execution of this Agreement true and complete copies of (i) all deeds, current leases, mortgages, deeds of trust, certificates of occupancy, title insurance policies, surveys and all amendments thereof, with respect to the Real Property that are in Sellers' or William Van Houten's and his spouse's possession, and
         (ii) all Real Property Leases (including any amendments and renewal letters) and, to the extent they are requested by Purchaser and are in Sellers' possession, all certificates of occupancy with respect to the real property subject to the Real Property Leases described in Section 1.01(a)(ii)(B) of the Disclosure Schedule.

                  (d) Except as disclosed in Section 2.13(d) of the Disclosure Schedule, to the Knowledge of Decker, Van Houten or William Van Houten, no tenant or other party in possession of any of the real properties subject to the Real Property Leases described in Section 1.01(a)(ii)(A) of the Disclosure Schedule has any right to purchase, or holds any right of first refusal to purchase, such properties.

                  (e) Except as disclosed in Section 2.13(e) of the Disclosure Schedule, the Improvements are in operating condition and are adequate and suitable for the purposes for which they are presently being used and, neither Decker, Van Houten nor William Van Houten has received any written notice of any (i) planned or proposed increase in assessed valuations of any of the Real Property, (ii) Order requiring repair, alteration, or correction of any existing condition affecting any of the Real Property or the Improvements,
         (iii) condition or defect which could give rise to an Order of the sort referred to in "(ii)" above, or (iv) underground storage tanks affecting any of the Real Property.

                  (f) Neither the whole nor any portion of the Real Property is subject to any Order to be sold or is being condemned, expropriated or otherwise taken by any public authority with or without payment of compensation therefor, nor to the Knowledge of Decker, Van Houten or William Van Houten has any such condemnation, expropriation or taking been proposed.

         2.14     Tangible Personal Property; Investment Assets.

                  (a) Either Decker or Van Houten is in possession of and has good title to, or has valid leasehold interests in or valid rights under Contract to use, all the Tangible Personal Property, which includes all tangible personal property reflected on the balance sheet included in the Recent Financial Statements and tangible personal property acquired since the Recent Financial Statement Date other than tangible personal property disposed of since such date in the ordinary course of business consistent with past practice. All the Tangible Personal Property is free and clear of all Liens, other than Permitted Liens and Liens disclosed in Section 2.14(a) of the Disclosure Schedule, and is in working order and condition such that it is in compliance with applicable Law, and its use complies in all respects with all applicable Laws, except for repairs to Vehicles required in the ordinary course of business and except to the extent that any failure to comply with any Law will not have a material adverse effect on the Condition of the Business.

                  (b) Section 2.14(b) of the Disclosure Schedule describes each Investment Asset included among the Assets on the date hereof. Except as disclosed in Section 2.14(b) of the Disclosure Schedule, all such Investment Assets are owned by Decker and Van Houten, as the case may be, free and clear of all Liens other than Permitted Liens.

         2.15 Intellectual Property Rights. Either Decker or Van Houten has interests in or uses only the Intellectual Property disclosed in Section 1.01(a)(ix) of the Disclosure Schedule in connection with the conduct of the Business, each of which either Decker or Van Houten has all right, title and interest in or a valid and binding rights under Contract to use. No other Intellectual Property is used or necessary in the conduct of the Business. Except as disclosed in Section 2.15 of the Disclosure Schedule, (i) either Decker or Van Houten has the exclusive right to use the Intellectual Property disclosed in Section 1.01(a)(ix) of the Disclosure Schedule, (ii) there are no restrictions on the direct or indirect transfer of any Contract, or any interest therein, held by either Decker or Van Houten in respect of such Intellectual Property, (iii) neither Decker nor Van Houten has received any notice that it is, in default (or with the giving of notice or lapse of time or both, would be in default) under any Contract to use such Intellectual Property and (iv) to the Knowledge of Decker, Van Houten or William Van Houten, no such Intellectual Property is being infringed by any other Person. Neither Decker nor Van Houten has received notice that it is infringing any Intellectual Property of any other Person in connection with the conduct of the Business, no claim is pending or, to the Knowledge of Decker, Van Houten or William Van Houten, has been made to such effect that has not been resolved and, to the Knowledge of Decker, Van Houten or William Van Houten, neither Decker nor Van Houten is infringing any Intellectual Property of any other Person in connection with the conduct of the Business.

         2.16     Contracts.

                  (a) Section 2.16(a) of the Disclosure Schedule (with paragraph references corresponding to those set forth below) contains a true and complete list of each of the following Contracts or other arrangements (true and complete copies or, if none, reasonably complete and accurate written descriptions of which, together with all amendments and supplements thereto and all written waivers of any material terms thereof, have been delivered to Purchaser prior to the execution of this Agreement or will be provided to Purchaser upon request) to which either Decker or Van Houten is a party or by which any of the Assets is bound:

                           (i) (A) all written Contracts (excluding Benefit Plans) providing for a commitment of employment or consultation services for a specified or unspecified term to, and all written Contracts relating to employment or the termination of employment of, any Employee, the name, position and rate of compensation of each Employee party to such a Contract and the expiration date of each such Contract; and (B) any written or unwritten commitments (excluding Benefit Plans and any such Contracts referred to in clause (A)) involving an obligation of either Decker or Van Houten to make payments in any year;

                           (ii) all written Contracts with any Person containing any provision or covenant prohibiting or limiting the ability of either Decker or Van Houten to engage in any business activity or compete with any Person in connection with the Business or, except as provided in Section 4.11, prohibiting or limiting the ability of any Person to compete with either Decker or Van Houten in connection with the Business;

                           (iii)    all partnership, joint venture,
                  shareholders' or other similar written Contracts with any Person in connection with the Business;

                           (iv) all written Contracts with distributors, dealers, manufacturer's representatives, sales agencies or franchises with whom either Decker or Van Houten deal in connection with the Business;

                           (v) all written Contracts relating to the future disposition or acquisition of any Assets;

                           (vi) all collective bargaining or similar labor Contracts covering any Employee; and

                           (vii) all other written Contracts (other than Benefit Plans, the Real Property Leases and insurance policies listed in Section 2.18(a) of the Disclosure Schedule) with respect to the Business that (A) involve the payment or potential payment, pursuant to the terms of any such Contract, by or to either Decker or Van Houten of more than $5,000 annually and (B) cannot be terminated within thirty (30) days after giving notice of termination without resulting in a cost or penalty to either Decker or Van Houten.

                  (b) To the Knowledge of Decker, Van Houten and William Van Houten, each Contract required to be disclosed in Section 2.16(a) of the Disclosure Schedule is in full force and effect and constitutes a legal, valid and binding agreement, enforceable in accordance with its terms, of each party thereto; and except as disclosed in Section 2.16(b) of the Disclosure Schedule, neither Decker nor Van Houten, to the Knowledge of Decker, Van Houten or William Van Houten, is, or has received notice that either Decker or Van Houten is, in violation or breach of or default under any such Contract (or with notice or lapse of time or both, would be in violation or breach of or default under any such Contract) in any material respect.

                  (c) Except as disclosed in Section 2.16(c) of the Disclosure Schedule, (i) the execution, delivery and performance by Sellers and William Van Houten of this Agreement and the Operative Agreements to which either is a party, and the consummation of the transactions contemplated hereby and thereby, will not (A) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (B) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (C) result in the creation or imposition of any Lien upon either Decker or Van Houten, as the case may be, or any of their Assets and Properties under, any Business Contract, and (ii) neither Decker, Van Houten nor William Van Houten is a party to or bound by any Business Contract that has been or could reasonably be expected to be, individually or in the aggregate with any other Business Contracts, materially adverse to the Condition of the Business.

         2.17 Licenses. Section 1.01(a)(x) of the Disclosure Schedule contains a true and complete list of all material Licenses used or held for use in the Business (and all pending applications for any such Licenses). Prior to the execution of this Agreement, Sellers have delivered to Purchaser true and complete copies of all such Licenses. Except as disclosed in Section 2.17 of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

                  (a) either Decker or Van Houten owns or validly holds all Licenses, the failure of which to obtain or maintain would have a material adverse effect on the Condition of the Business;

                  (b) each Business License is valid, binding and in full force and effect, except to the extent that the failure of a Business License to be valid, binding and in full force and effect would not have a material adverse effect on the Condition of the Business;

                  (c) neither Decker nor Van Houten has received any written notice that they are, in default (or with the giving of notice or lapse of time or both, would be in default) under any Business License; and

                  (d) the execution, delivery and performance by Sellers and William Van Houten of this Agreement and the Operative Agreements to which either is a party, and the consummation of the transactions contemplated hereby and thereby, will not (i) result in or give to any Person any right of termination, cancellation, acceleration or modification in or with respect to, (ii) result in or give to any Person any additional rights or entitlement to increased, additional, accelerated or guaranteed payments under, or (iii) result in the creation or imposition of any Lien upon either Decker or Van Houten, as the case may be, or any of their Assets and Properties under, any Business License.

         2.18     Insurance.

                  (a) Section 2.18(a)(i) of the Disclosure Schedule contains a true and complete list of all liability, property, workers' compensation and other insurance policies currently in effect that insure the Business, the Employees or the Assets. To the Knowledge of Decker, Van Houten or William Van Houten, each such insurance policy is valid and binding and in full force and effect, no premiums due thereunder have not been paid and neither Decker, Van Houten nor William Van Houten have received any notice of cancellation or termination in respect of any such policy or is in default thereunder. Except as set forth in Section 2.18(a)(ii) of the Disclosure Schedule, neither Decker, Van Houten nor the Person to whom such policy has been issued has received written notice that any insurer under any policy referred to in this Section is denying liability with respect to a claim thereunder or defending under a reservation of rights clause.

                  (b) Section 2.18(b) of the Disclosure Schedule contains certificates as to the valid existence of all liability, property, workers' compensation and other insurance policies currently in effect that insure the Business, the Employees or the Assets.

         2.19 Affiliate Transactions. Except as disclosed in Section 2.19(a) of the Disclosure Schedule, (i) no officer, director, Affiliate or Associate of either Decker or Van Houten or any Associate of any such officer, director or Affiliate provides or causes to be provided any assets, services or facilities used or held for use in connection with the Business, and (ii) the Business does not provide or cause to be provided any assets, services or facilities to any such officer, director, Affiliate or Associate. Except as disclosed in Section 2.19(b) of the Disclosure Schedule, each of the transactions listed in Section 2.19(a) of the Disclosure Schedule is engaged in on an arm's-length basis.

         2.20     Employees; Labor Relations.

                  (a) A list of the name of each Employee at the date hereof, together with such Employee's position or function, annual base salary or wages and any incentive or bonus arrangement with respect to such Employee in effect on such date has been or will be provided to the Purchaser upon request. Neither Decker, Van Houten nor William Van Houten has received any information that would lead it or him to believe that a material number of such Employees will or may cease to be Employees, or will refuse offers of employment from Purchaser, because of the consummation of the transactions contemplated by this Agreement.

                  (b) Except as disclosed in Section 2.20 of the Disclosure Schedule, (i) no Employee is presently a member of a collective bargaining unit and to the Knowledge of Decker, Van Houten or William Van Houten, there are no threatened or contemplated attempts to organize for collective bargaining purposes any of the Employees, and (ii) no unfair labor practice complaint or sex, age, race or other discrimination claim has been brought during the last five (5) years against either Decker, Van Houten or William Van Houten with respect to the conduct of the Business before the National Labor Relations Board, the Equal Employment Opportunity Commission or any other Governmental or Regulatory Authority. Within the last five (5) years, there has been no work stoppage, strike or other concerted action by employees of either Decker or Van Houten engaged in the Business. During that period, Sellers and William Van Houten have complied with all applicable Laws relating to the employment of labor, including, without limitation those relating to wages, hours and collective bargaining, except to the extent that any failure to comply with any Law will not have a material adverse effect on the Condition of the Business.

         2.21     Environmental Matters.

                  (a) Sellers have obtained all Licenses which are required under applicable Environmental Laws in connection with the conduct of the Business or the Assets and each of such Licenses is in full force and effect, except to the extent that any failure of such Licenses to be in full force and effect will not have a material adverse effect on the Condition of the Business. Sellers have conducted the Business in compliance in all material respects with the terms and conditions of all such Licenses and with any applicable Environmental Law.

                  (b) Except as set forth in Section 2.21(b) of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

                           (i) no Order has been issued, no Environmental Claim has been filed, no penalty has been assessed and, to the Knowledge of Decker, Van Houten or William Van Houten, no investigation or review is pending or, threatened by any Governmental or Regulatory Authority with respect to any alleged failure by either Decker or Van Houten to have any License required under applicable Environmental Laws in connection with the conduct of the Business or with respect to any generation, treatment, storage, recycling, transportation, discharge, disposal or Release of any Hazardous Material in connection with the Business, and there are no facts or circumstances in existence which could reasonably be expected to form the basis for any such Order, Environmental Claim, penalty or investigation; and

                           (ii) neither Decker nor Van Houten has received oral or written notice that it has transported or arranged for the transportation of any Hazardous Material in connection with the operation of the Business to any location that is (i) listed on the NPL under CERCLA, (ii) listed for possible inclusion on the NPL by the Environmental Protection Agency in CERCLIS or on any similar state or local list or
                  (iii) the subject of enforcement actions by federal, state or local Governmental or Regulatory Authorities that may lead to Environmental Claims against either Decker, Van Houten or the Business.

                  (c) With respect to the Real Property and Riverdale (collectively, the "Subject Properties"), except as set forth in
         Section 2.21(c) of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

                           (i)      neither Decker nor Van Houten owns,
                  operates or leases a treatment, storage or disposal facility on any of the Subject Properties requiring a permit under the Resource Conservation and Recovery Act, as amended, or under any other comparable Law; and, without limiting the foregoing, (i) no polychlorinated biphenyl is or has been present, (ii) no asbestos or asbestos-containing material is or has been present, (iii) there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, and (iv) no Hazardous Material has been Released in a quantity reportable under, or in violation of, any applicable Environmental Law;

                           (ii)     no Hazardous Material generated in
                  connection with the operation of the Business has been recycled, treated, stored, disposed of or Released by either Decker or Van Houten at the Subject Properties, except for Hazardous Materials used in connection with the ownership, maintenance and repair of Vehicles in compliance with any applicable Environmental Law;

                           (iii) no oral or written notification of a Release of a Hazardous Material in connection with the operation of the Business has been filed by or on behalf of either Decker or Van Houten, and none of the Subject Properties is listed or proposed for listing on the NPL, CERCLIS or any similar state or local list of sites requiring investigation or clean-up;

                           (iv) no Liens have arisen under or pursuant to any Environmental Law on any of the Subject Properties, and no federal, state or local Governmental or Regulatory Authority action has been taken or, is in process that could subject any of the Subject Properties to such Liens, and neither Decker nor Van Houten would be required to place any notice or restriction relating to the presence of Hazardous Materials at any of the Subject Properties or in any deed to the Real Property on which such site or facility is located; and

                           (v)      there have been no environmental
                  investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of, either Decker or Van Houten in relation to any of the Subject Properties which have not been delivered to Purchaser prior to the execution of this Agreement.

                  (d) With respect to any real property leased or operated by either Decker or Van Houten other than Riverdale (the "Leased Properties"), to the Knowledge of Decker, Van Houten or William Van Houten, except as set forth in Section 2.21(d) of the Disclosure Schedule (with paragraph references corresponding to those set forth below):

                           (i)      neither Decker nor Van Houten owns,
                  operates or leases a treatment, storage or disposal facility on any of the Leased Properties requiring a permit under the Resource Conservation and Recovery Act, as amended, or under any other comparable Law; and, without limiting the foregoing, (i) no polychlorinated biphenyl is or has been present, (ii) no asbestos or asbestos-containing material is or has been present, (iii) there are no underground storage tanks or surface impoundments for Hazardous Materials, active or abandoned, and (iv) no Hazardous Material has been Released in a quantity reportable under, or in violation of, any Environmental Law;

                           (ii)     no Hazardous Material generated in
                  connection with the operation of the Business has been recycled, treated, stored, disposed of or Released by either Decker or Van Houten on any of the Leased Properties, except for Hazardous Materials used in connection with the ownership, maintenance and repair of Vehicles in compliance with any applicable Environmental Law;

                           (iii) no oral or written notification of a Release of a Hazardous Material in connection with the operation of the Business has been filed by or on behalf of either Decker or Van Houten, and none of the Leased Properties is listed or proposed for listing on the NPL, CERCLIS or any similar state or local list of sites requiring investigation or clean-up;

                           (iv) no Liens have arisen under or pursuant to any Environmental Law on any Leased Properties, and no federal, state or local Governmental or Regulatory Authority action has been taken or, is in process that could subject any of the Leased Properties to such Liens, and neither Decker nor Van Houten would be required to place any notice or restriction relating to the presence of Hazardous Materials at any of the Leased Properties; and

                           (v)      there have been no environmental
                  investigations, studies, audits, tests, reviews or other analyses conducted by, or that are in the possession of, either Decker or Van Houten in relation to any of the Leased Properties which have not been delivered to Purchaser prior to the execution of this Agreement.

         2.22 Substantial Customers. Section 2.22(a) of the Disclosure Schedule lists all Contracts and business arrangements of Decker with its ten
(10) largest transportation customers of the Business, on the basis of revenues generated for the portion of the fiscal year ending October 31, 1998. Except as disclosed in Section 2.22(b) of the Disclosure Schedule, none of such customers of the Business has ceased or materially reduced its purchases from, or use of the services of, the Business since the Recent Financial Statement Date, or to the Knowledge of Decker, Van Houten or William Van Houten, has threatened to cease or materially reduce such purchases or use after the date hereof.

         2.23 Accounts Receivable. Except as set forth in Section 2.23(a) of the Disclosure Schedule, the Accounts Receivable (i) arose from bona fide transactions in the ordinary course of business and are payable on Sellers' customary trade terms, (ii) are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, (iii) to the Knowledge of Decker, Van Houten or

William Van Houten, are not subject to any valid set-off or counterclaim, (iv) do not represent obligations for goods sold on consignment, on approval or on a sale-or-return basis or subject to any other repurchase or return arrangement,
(v) to the Knowledge of Decker, Van Houten or William Van Houten, are collectible in the ordinary course of business consistent with past practice in the aggregate recorded amounts thereof, net of any applicable reserve reflected in the balance sheet included in the Recent Financial Statements and subject to extensions for time to pay granted in accordance with past practice, and (vi) are not the subject of any Actions or Proceedings brought by or on behalf of either Decker or Van Houten. Section 2.23(b) of the Disclosure Schedule contains an aged schedule of the Accounts Receivable with respect to the Business included in the Recent Financial Statements and as of November 30, 1998. Neither Decker nor Van Houten has any security arrangements or collateral securing the repayment or other satisfaction of the Accounts Receivable.

         2.24 Inventory. All the Inventory consists of a quality and quantity usable in the ordinary course of business consistent with past practice, subject to normal and customary allowances in the industry for spoilage, damage and outdated items. All items included in the Inventory are the property of either Decker or Van Houten, free and clear of any Lien other than Permitted Liens, have not been pledged as collateral, are not held by either Decker or Van Houten on consignment from others and conform in all material respects to all standards applicable to such inventory or its use imposed by Governmental or Regulatory Authorities.

         2.25 Vehicles. Section 1.01(a)(xi) of the Disclosure Schedule contains a true and complete list of all Vehicles owned or leased by either Decker or Van Houten and used or held for use in the conduct of the Business. Except as disclosed in Section 2.25 of the Disclosure Schedule, either Decker or Van Houten has good and valid title to, or has valid leasehold interests in or valid rights under Contract to use, each Vehicle, free and clear of all Liens other than Permitted Liens.

         2.26 No Guarantees. Except as set forth in Section 2.26 of the Disclosure Schedule, none of the Liabilities of the Business or of either Decker or Van Houten incurred in connection with the conduct of the Business is guaranteed by or subject to a similar contingent obligation of any other Person, nor has either Decker or Van Houten guaranteed or become subject to a similar contingent obligation in respect of the Liabilities of any customer, supplier or other Person to whom either Decker or Van Houten sells goods or provides services in the conduct of the Business or with whom either Decker or Van Houten otherwise has significant business relationships in the conduct of the Business.

         2.27 Year 2000. Sellers have developed and are in the process of implementing a program to address, on a timely basis, the "Year 2000 Problem" (that is, the risk that computer applications used by the Sellers may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date after December 31, 1999) as described in Section
2.27 of the Disclosure Schedule ("Sellers' Y2K Action Plan"), which shall be assigned to Purchaser at the Closing.

         2.28 All Assets and Properties. The sale of the Assets by Sellers to Purchaser pursuant to this Agreement will effectively convey to Purchaser all of the tangible and intangible property used by either Decker or Van Houten (whether owned, leased or held under license by either Decker or Van Houten, by any of Decker's or Van Houten's Affiliates or Associates or by others) in connection with the conduct of the Business as heretofore conducted by Sellers (except for the Excluded Assets) including, without limitation, all tangible Assets and Properties of Sellers reflected in the balance sheet included in the Recent Financial Statements and Assets and Properties acquired since the Recent Financial Statement Date in the conduct of the Business, other than the Excluded Assets and Assets and Properties disposed of since such date, consistent with Section 2.07(e). Except as disclosed in Section 2.28 of the Disclosure Schedule, there are no shared facilities or services which are used in connection with any business or other operations of either Decker or Van Houten or any of Decker's or Van Houten's Affiliates or Associates other than the Business.

         2.29 Brokers. Except for Ahern & Associates, Ltd., whose fees, commissions and expenses are the sole responsibility of William Van Houten, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Sellers and William Van Houten directly with Purchaser without the intervention of any other Person on behalf of Sellers in such manner as to give rise to any valid claim by any Person against Purchaser for a finder's fee, brokerage commission or similar payment.

         2.30 Disclosure. To the Knowledge of Decker, Van Houten or William Van Houten, all material facts relating to the Condition of the Business have been disclosed to Purchaser in or in connection with this Agreement. No representation or warranty contained in this Agreement, and no statement contained in the Disclosure Schedule or in any certificate, list or other writing furnished to Purchaser pursuant to any provision of this Agreement (including without limitation the Financial Statements) contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements herein or therein, in the light of the circumstances under which they were made, not misleading.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF PURCHASER

         Purchaser hereby represents and warrants to Sellers and William Van Houten as follows:

         3.01 Organization. Purchaser is a corporation duly organized, validly existing and in good standing under the Laws of the State of Ohio. Purchaser has full corporate power and authority to enter into this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. Purchaser has full corporate power and authority to own and lease its assets and conduct its business as now conducted, and, after the Closing, Purchaser will have full corporate power and authority to conduct the Business and to own and use the Assets.

         3.02 Authority. Purchaser has full corporate power and authority to execute and deliver this Agreement and the Operative Agreements to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby, including without limitation to purchase (pursuant to this Agreement) the Assets. The execution and delivery by Purchaser of this Agreement and the Operative Agreements to which it is a party, and the performance by Purchaser of its obligations hereunder and thereunder, have been duly and validly authorized by the Board of Directors of Purchaser and its sole shareholder, no other corporate action on the part of Purchaser or its sole shareholder being necessary. This Agreement has been duly and validly executed and delivered by Purchaser and constitutes, and upon the execution and delivery by Purchaser of the Operative Agreements to which it is a party, such Operative Agreements will constitute, legal, valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their terms.

         3.03 No Conflicts. The execution and delivery by Purchaser of this Agreement do not, and the execution and delivery by Purchaser of the Operative Agreements to which it is a party, the performance by Purchaser of its obligations under this Agreement and such Operative Agreements and the consummation of the transactions contemplated hereby and thereby will not:

                  (a) conflict with or result in a violation or breach of any of the terms, conditions or provisions of the certificate of incorporation or by-laws of Purchaser;

                  (b) subject to obtaining the consents, approvals and actions, making the filings and giving the notices disclosed in
         Section 3.04 of the Disclosure Schedule, conflict with or result in a violation or breach of any term or provision of any Law or Order applicable to Purchaser or any of its Assets and Properties; or

                  (c) except as disclosed in Section 3.03 of the Disclosure Schedule, (i) conflict with or result in a violation or breach of, (ii) constitute (with or without notice or lapse of time or both) a default under, (iii) require Purchaser to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms of, or (iv) result in the creation or imposition of any Lien upon Purchaser or any of its assets or properties under any contract or license to which Purchaser is a party or by which any of its assets and properties is bound.

         3.04     Governmental Approvals and Filings. Except as disclosed in
Section 3.04 of the Disclosure Schedule, no consent, approval or action of, filing with or notice to any Governmental or Regulatory Authority on the part of Purchaser is required in connection with the execution, delivery and performance of this Agreement or the Operative Agreements to which it is a party or the consummation of the transactions contemplated hereby or thereby.

         3.05 Legal Proceedings. There are no Actions or Proceedings pending or, to the Knowledge of Purchaser, threatened against, relating to or affecting Purchaser or any of its assets and properties which could reasonably be expected to result in the issuance of an Order restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which, if determined adversely to Purchaser, would have a material adverse effect on Purchaser's business, condition (financial or otherwise), results of operations, assets or prospects.

         3.06 Financial Statements. Prior to the execution of this Agreement, Purchaser has delivered to Sellers and William Van Houten true and complete copies of the following financial statements:

                  (a) the audited balance sheets of P.A.M. as of December 31, 1997, 1996 and 1995, and the related audited statement of operations for each of the fiscal years then ended; and

                  (b) the unaudited balance sheets of P.A.M. as of September 30, 1998 and the related unaudited statement of operations for the portion of the fiscal year then ended.

Except as set forth in the notes thereto and as disclosed in Section 3.06 of the Disclosure Schedule, all such financial statements (i) were prepared from the Books and Records of P.A.M. in accordance with GAAP, (ii) fairly present the financial condition and results of operations of P.A.M. as of the respective dates thereof and for the respective periods covered thereby, and
(iii) were compiled from Books and

Records regularly maintained by management and used to prepare the financial statements of P.A.M. in accordance with the principles stated therein. P.A.M. has maintained its Books and Records in a manner sufficient to permit the preparation of financial statements in accordance with GAAP, and the Books and Records provided a fair and accurate basis for the preparation of the financial statements delivered to Sellers in accordance with this Section 3.06.

         3.07 Absence of Changes. Since September 30, 1998, there has not been any material adverse change, or any event or development which, individually or together with other such events, could reasonably be expected to result in a material adverse change, in P.A.M.'s business, financial condition or results of operations.

         3.08 Brokers. Except for Ahern & Associates, Ltd., whose fees, commissions and expenses are the sole responsibility of William Van Houten, all negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Sellers and William Van Houten directly with Purchaser without the intervention of any other Person on behalf of Purchaser in such manner as to give rise to any valid claim by any Person against Seller for a finder's fee, brokerage commission or similar payment.

                                   ARTICLE IV

                  COVENANTS OF SELLERS AND WILLIAM VAN HOUTEN

         Sellers and William Van Houten covenant and agree with Purchaser that, at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified herein or, if no period is specified herein, for five (5) years, Sellers and William Van Houten will comply with all covenants and provisions of this Article IV, except to the extent Purchaser may otherwise consent in writing.

         4.01 Regulatory and Other Approvals. Sellers and William Van Houten will (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of either Decker, Van Houten or William Van Houten to consummate the transactions contemplated hereby and by the Operative Agreements, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as Purchaser or such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith and (c) cooperate with Purchaser as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Purchaser to consummate the transactions contemplated hereby and by the Operative Agreements. Sellers will provide prompt notification to Purchaser when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Purchaser of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

         4.02 HSR Filings. In addition to and not in limitation of Sellers' and William Van Houten's covenants contained in Section 4.01, Sellers and William Van Houten will (a) take promptly all actions necessary to make the filings required of Sellers or its Affiliates under the HSR Act, (b) comply at the earliest practicable date with any request for additional information received by Sellers or its Affiliates from the Federal Trade Commission or the Antitrust Division of the Department of Justice pursuant to the HSR Act and (c) cooperate with Purchaser in connection with Purchaser's filing under the HSR Act and in connection with resolving any investigation or other inquiry concerning the transactions contemplated by this Agreement commenced by either the Federal Trade Commission or the Antitrust Division of the Department of Justice or state attorneys general. Purchaser will pay all filing fees in connection with filings required of Sellers or its Affiliates under the HSR Act.

         4.03 Investigation by Purchaser. Sellers and William Van Houten will (a) provide Purchaser and any Person who is considering providing financing to Purchaser to finance all or any portion of the Purchase Price and their respective officers, directors, employees, agents, counsel, accountants, financial advisors, consultants and other representatives (collectively, "Representatives") with full access, upon reasonable prior notice and during normal business hours, to the Employees and such other officers, employees and agents of Sellers who have any responsibility for the conduct of the Business, to Sellers' accountants and to the Assets, and (b) furnish Purchaser and such other Persons with all such information and data (including without limitation copies of Business Contracts, Business Licenses, Benefit Plans and other Business Books and Records) concerning the Business, the Assets and the Assumed Liabilities as Purchaser or any of such other Persons may reasonably request in connection with such investigation.

         4.04 No Solicitations. Neither Sellers nor William Van Houten will take, nor will Sellers or William Van Houten authorize any Affiliate or Associate of either Decker, Van Houten or William Van Houten (or authorize any investment banker, financial advisor, attorney, accountant or other Person retained by or acting for or on behalf of either Decker, Van Houten or William Van Houten or any such Affiliate or Associate) to take, directly or indirectly, any action to solicit, encourage, negotiate, assist or otherwise facilitate (including by furnishing confidential information with respect to the Business or permitting access to the Assets and Properties and Books and Records of either Decker or Van Houten) any offer or inquiry from any Person concerning the direct or indirect acquisition of the Business by any Person other than (i) Purchaser or its Affiliates or (ii) any other Person which has proposed any merger or other Business Combination or purchase of equity interests or assets to which either Decker, Van Houten, William Van Houten or any Affiliate of Decker or Van Houten is a party and which indirectly involves the Business, provided that the Person making such proposal expressly recognizes the rights of Purchaser hereunder in a written instrument reasonably satisfactory to Purchaser. If either Decker, Van Houten or William Van Houten or any such Affiliate or Associate (or any such Person acting for or on their behalf) receives from any Person any offer, inquiry or informational request referred to above, either Decker, Van Houten or William Van Houten will promptly advise such Person, by written notice, of the terms of this Section 4.04 and will promptly, orally and in writing, advise Purchaser of such offer, inquiry or request and deliver a copy of such notice to Purchaser.

         4.05 Conduct of Business. Sellers and William Van Houten will operate the Business only in the ordinary course consistent with past practice. Without limiting the generality of the foregoing, Sellers and William Van Houten will:

                  (a) use commercially reasonable efforts to (i) preserve intact the present business organization and reputation of the Business, (ii) keep available (subject to dismissals and retirements in the ordinary course of business consistent with past practice) the services of the Employees, (iii) maintain the Assets in working order and condition such that they are in compliance with applicable Law in all material respects, (iv) maintain the goodwill of customers, suppliers, lenders and other Persons to whom Sellers sell goods or provide services or with whom Sellers otherwise have significant business relationships in connection with the Business and (v) continue all current sales, marketing and promotional activities relating to the Business;

                  (b) except to the extent required by applicable Law, (i) cause the Business Books and Records to be maintained in the usual, regular and ordinary manner and (ii) not permit any material change in any pricing, investment, accounting, financial reporting, inventory, credit, allowance or tax practice or policy of Sellers that would adversely affect the Business, the Assets or the Assumed Liabilities, except as requested by Purchaser or its accountants;

                  (c) use commercially reasonable efforts to maintain in full force and effect until the Closing substantially the same levels of coverage as the insurance afforded under the Contracts listed in
         Section 2.18(a)(i) of the Disclosure Schedule; and

                  (d) comply, in all material respects, with all Laws and Orders applicable to the Business and promptly following receipt thereof give Purchaser copies of any notice received from any Governmental or Regulatory Authority or other Person alleging any violation of any such Law or Order.

         4.06     Updated Accounts Receivable and Accident Register.

                  (a) Sellers and William Van Houten shall provide Purchaser with updated statements of Accounts Receivable as of November 30, 1998 and other management reports of each of Decker and Van Houten as and when they are available.

                  (b) Prior to Closing, Sellers and William Van Houten shall cause to be delivered to Purchaser the Accident Register pertaining to each of Decker and Van Houten, and shall cause to be delivered no later than one day prior to Closing a current Accident Register pertaining to each of Decker and Van Houten listing every reportable accident actually reported to Decker or Van Houten prior to the date of delivery of such Register.

         4.07 Employee Matters. Except as may be required by Law or as disclosed in Section 4.07 of the Disclosure Schedule (with paragraph references corresponding to those set forth below), Sellers and William Van Houten will refrain from directly or indirectly:

                  (a) making any increase in the salary, wages or other compensation of any Employee;

                  (b) adopting, entering into or becoming bound by any Benefit Plan, employment-related Contract or collective bargaining agreement with respect to the Business or any of the Employees, or amending, modifying or terminating (partially or completely) any such Benefit Plan, employment-related Contract or collective bargaining agreement, except to the extent required by applicable Law; or

                  (c) establishing or modifying any (i) targets, goals, pools or similar provisions in respect of any fiscal year under any Benefit Plan or any employment-related Contract or other compensation arrangement with or for Employees or (ii) salary ranges, increase guidelines or similar provisions in respect of any Benefit Plan or any employment-related Contract or other compensation arrangement with or for Employees.

                  Decker and Van Houten will administer each of their respective Benefit Plans, or cause the same to be so administered, in all material respects in accordance with the applicable provisions of the Code, ERISA and all other applicable Laws. Sellers will promptly notify Purchaser in writing of each receipt by any of Decker or Van Houten (and furnish Purchaser with copies) of any notice of investigation or administrative proceeding by the IRS, Department of Labor, PBGC or other Person involving any Benefit Plan.

         4.08 Certain Restrictions. Sellers and William Van Houten will refrain from:

                  (a) acquiring or disposing of any Assets and Properties used or held for use in the conduct of the Business (other than (i) ordering and/or acquiring the equipment listed in Section 1.02(a)(iv) of the Disclosure Schedule, (ii) equipment ordered in the ordinary course of the Business and (iii) paying accounts payable and collecting Accounts Receivable in the ordinary course of business), or creating or incurring any Lien, other than a Permitted Lien, on any Assets and Properties used or held for use in the conduct of the Business;

                  (b) entering into, amending, modifying, terminating (partially or completely), granting any waiver of any material provision, under any Business Contract or any material Business License;

                  (c) violating, breaching or defaulting under, or taking or failing to take any action that (with or without notice or lapse of time or both) would constitute a violation or breach of, or default under, any term or provision of any Business Contract or any Business License, except to the extent that any such violation, breach, default, action or failure to take action would not have material adverse effect on the Condition of the Business;

                  (d) incurring, purchasing, canceling, prepaying or otherwise providing for a complete or partial discharge in advance of a scheduled payment date with respect to, or waiving any right of either Decker or Van Houten under, any Liability of or owing to either Decker or Van Houten, as the case may be, in connection with the Business, other than in the ordinary course of business consistent with past practice;

                  (e) engaging with any Person in any Business Combination, unless such Person agrees in a written instrument in form and substance reasonably satisfactory to Purchaser to adopt and comply with the terms and conditions of this Agreement as though such Person was an original signatory hereto;

                  (f) engaging in any transaction with respect to the Business with any officer, director, Affiliate or Associate of Decker or Van Houten, or any Associate of any such officer, director or Affiliate, except for actions in the ordinary course of the employment of any such party;

                  (g) making capital expenditures or commitments for additions to property, plant or equipment constituting capital assets on behalf of the Business; or

                  (h) entering into any Contract to do or engage in any of the foregoing.

         4.09 Security Deposits. Sellers will take all actions necessary to transfer to Purchaser on the Closing Date all of Decker's and Van Houten's respective rights, titles and interests in and to the Tenant Security Deposits.

         4.10     Delivery of Books and Records, Etc.; Removal of Property.

                  (a) On the Closing Date, Sellers and William Van Houten will deliver or make available to Purchaser at the locations at which the Business is conducted all of the Business Books and Records and such other Assets as are in Sellers' or William Van Houten's possession at other locations, and, if at any time after the Closing Sellers or William Van Houten discover in its or his possession or under its or his control any other Business Books and Records or other Assets, Sellers or William Van Houten, as the case may be, will forthwith deliver such Business Books and Records or other Assets to Purchaser.

                  (b) Within sixty (60) days after the Closing Date, Sellers and William Van Houten shall remove all Assets and Properties not being sold to Purchaser hereunder from the Real Property and Improvements. Such removal shall be at the sole cost and risk of Sellers and William Van Houten, including risk of loss and damage to such Assets and Properties. Purchaser shall have no liability to Sellers or William Van Houten with respect to such removal and transportation. Sellers and William Van Houten shall be responsible for all repairs to the Real Property and Improvements due to damage caused by Seller's and/or William Van Houten's employees and agents in connection with the removal of Sellers' Assets and Properties.

         4.11     Non-Competition.

                  (a) Definitions. For the purposes of this Section 4.11, the following terms shall have the meanings set forth below:

                           (i) the term "Confidential Information" shall mean and include all information, data and know-how of either Decker or Van Houten which is purchased and transferred to Purchaser pursuant to the terms and conditions contained herein or relates to the Business, including, without limitation, all trade rights in which either Decker or Van Houten has an interest, all customer lists and customer information, all payment plans, information relating to the solicitation of customers, all pricing, quotations, or know-how and any other information (whether or not constituting a trade secret) not generally known by competitive businesses which has value to Purchaser in its operation of the Business. Confidential Information shall not include any data or information which has been voluntarily disclosed to the public by Purchaser (except where such disclosure has been made without authorization), that has been independently developed and disclosed by others or that otherwise enters the public domain by means other than by breach of this Agreement by Decker, Van Houten or William Van Houten.

                           (ii) the term "Competitive Activity" shall mean and include any activity in which either Decker or Van Houten directly or indirectly owns, manages, operates, controls, is employed by (either as an employee or an independent contractor) or participates in the ownership, management, operation or control, of any business (other than the business of Purchaser or its successors or assigns) in the truckload common and contract motor carrier industry or any business that is the same as, or substantially similar to or competitive with, the Business at or prior to the Closing; provided, however, that the term "Competitive Activity" shall not include the following specified activity:
                  William Van Houten shall be allowed to serve as a financial advisor to Gemini Traffic Sales, Inc. to identify and facilitate a merger with or acquisition of other companies which operate exclusively as a less-than-truckload transportation carrier.

                           (iii)    the term "Territory" shall mean the
                  forty-eight (48) continental states of the United States, the Canadian Provinces of Ontario and Quebec and the country of Mexico.

                  (b) Covenants Against Competition and Non-Solicitation of Employees. Recognizing Purchaser's need to protect the goodwill of the Business and the Assets being purchased hereunder and to induce Purchaser to enter into this Agreement, Sellers and William Van Houten, jointly and severally, covenant and agree with Purchaser that each of them will not, for a period of three (3) years following the Closing Date, within the Territory, engage in any Competitive Activity or, directly or indirectly, solicit the employment of or employ any employee of either Decker or Van Houten in the Business or of Purchaser or Purchaser's Affiliates, who was employed at any time from the period beginning on the date of this Agreement and ending on the Closing Date; provided, however, that Decker, Van Houten, and/or William Van Houten may solicit the employment of and hire any such employee whose employment with Purchaser was terminated by Purchaser.

                  (c) Non-Solicitation of Customers. Recognizing the need of Purchaser to protect the goodwill of the Business and the Assets being purchased hereunder and to induce Purchaser to enter into this Agreement, Sellers and William Van Houten, jointly and severally, covenant and agree that neither Sellers nor William Van Houten will take any customer lists of either Decker or Van Houten and neither will, for a period of three (3) years following the Closing Date, for any reason, solicit or attempt to solicit directly or indirectly or by assisting others, any business from any of Purchaser's or its successors' customers, including actively sought prospective customers or any entity or person operating in the truckload common and contract motor carrier industry, except for business which is in no way engaged in the operation of the Business by Purchaser after Closing and of which the purchase of Assets hereunder is the subject.

                  (d) Non-Disclosure of Confidential Information. Recognizing Purchaser's need to protect the goodwill of the Business and the Assets being purchased hereunder and to induce Purchaser to enter into this Agreement, Sellers and William Van Houten, jointly and severally, covenant and agree with Purchaser that each will not disclose, use or otherwise exploit for its or his own benefit, or for the benefit of any other Person, any Confidential Information. The covenant contained in this paragraph (d) shall survive for a period of three (3) years following the Closing Date; provided, however, that with respect to those items of Confidential Information which constitute trade secrets under applicable law, the obligations of confidentiality and non-disclosure as set forth in this paragraph (d) shall continue to survive after said three (3) year period to the greatest extent permitted by applicable law. These rights of Purchaser are in addition to the rights Purchaser has under the common law or any applicable statute relating to the protection of trade secrets.

                  (e) Remedies. Sellers and William Van Houten acknowledge that irreparable loss and injury would result to Purchaser upon any breach of any of the covenants contained in this Section

         4.11 or any part thereof and that damages arising out of such breach would be difficult to ascertain. Sellers and William Van Houten agree, in addition to any and all remedies provided at law or equity, that Purchaser may petition and obtain, without bond from a court of law or equity both temporary and permanent injunctive relief to enjoin any breach by Decker, Van Houten or William Van Houten of any such covenant. In addition to the foregoing, Sellers and William Van Houten acknowledge that the covenants contained in this Section 4.11 are in addition to any covenant against competition or non-disclosure of confidential information which may be contained in any employment agreement entered into with Purchaser contemporaneously with the execution of this Agreement or thereafter and that any remedy contained in this Section 4.11 shall be cumulative and not in lieu of any remedy available to Purchaser under any such employment agreement.

                  (f) Blue Penciling. The parties hereto recognize that the Laws and public policies of the various states of the United States may differ as to the validity and enforceability of covenants similar to those set forth in this Section 4.11. It is the intention of the parties that the provisions of this Section be enforced to the fullest extent permissible under the Laws and policies of each jurisdiction in which enforcement may be sought, and that the unenforceability (or the modification to conform to such Laws or policies) of any provisions of this Section shall not render unenforceable, or impair, the remainder of the provisions of this Section. Accordingly, if any provision of this Section shall be determined to be invalid or unenforceable, such invalidity or unenforceability shall be deemed to apply only with respect to the operation of such provision in the particular jurisdiction in which such determination is made and not with respect to any other provision or jurisdiction.

         4.12 Notice and Cure. Sellers will notify Purchaser in writing (where appropriate, through updates to the Disclosure Schedule) of, and contemporaneously will provide Purchaser with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes Known to either Decker, Van Houten or William Van Houten, occurring after the date of this Agreement that causes or will cause any covenant or agreement of Sellers under this Agreement to be breached or that renders or will render untrue any representation or warranty of Sellers contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Sellers also will notify Purchaser in writing (where appropriate, through updates to the Disclosure Schedule) of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach, as soon as practicable after it becomes Known to either Decker, Van Houten or William Van Houten, of any representation, warranty, covenant or agreement made by Sellers in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section 4.12 shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Purchaser's right to seek indemnity under Article IX.

         4.13 Fulfillment of Conditions. Sellers and William Van Houten will execute and deliver at the Closing each Operative Agreement that Sellers and William Van Houten are required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Purchaser contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

                                   ARTICLE V

                             COVENANTS OF PURCHASER

         Purchaser covenants and agrees with Sellers and William Van Houten that, at all times from and after the date hereof until the Closing and, with respect to any covenant or agreement by its terms to be performed in whole or in part after the Closing, for the period specified herein or, if no period is specified herein, for five (5) years, Purchaser will comply with all covenants and provisions of this Article V, except to the extent Sellers and William Van Houten may otherwise consent in writing.

         5.01 Regulatory and Other Approvals. Purchaser will: (a) take all commercially reasonable steps necessary or desirable, and proceed diligently and in good faith and use all commercially reasonable efforts, as promptly as practicable to obtain all consents, approvals or actions of, to make all filings with and to give all notices to Governmental or Regulatory Authorities or any other Person required of Purchaser to consummate the transactions contemplated hereby and by the Operative Agreements, (b) provide such other information and communications to such Governmental or Regulatory Authorities or other Persons as such Governmental or Regulatory Authorities or other Persons may reasonably request in connection therewith, and (c) cooperate with Sellers and William Van Houten as promptly as practicable in obtaining all consents, approvals or actions of, making all filings with and giving all notices to Governmental or Regulatory Authorities or other Persons required of Sellers and/or William Van Houten to consummate the transactions contemplated hereby and by the Operative Agreements. Purchaser will provide prompt notification to Sellers and William Van Houten when any such consent, approval, action, filing or notice referred to in clause (a) above is obtained, taken, made or given, as applicable, and will advise Sellers and William Van Houten of any communications (and, unless precluded by Law, provide copies of any such communications that are in writing) with any Governmental or Regulatory Authority or other Person regarding any of the transactions contemplated by this Agreement or any of the Operative Agreements.

         5.02 Notice and Cure. Purchaser will notify Sellers and William Van Houten in writing (where appropriate, through updates to the Disclosure Schedule) of, and contemporaneously will provide Sellers and William Van Houten with true and complete copies of any and all information or documents relating to, and will use all commercially reasonable efforts to cure before the Closing, any event, transaction or circumstance, as soon as practicable after it becomes Known to Purchaser, occurring after the date of this Agreement that causes or will cause any covenant or agreement of Purchaser under this Agreement to be breached or that renders or will render untrue any representation or warranty of Purchaser contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. Purchaser also will notify Sellers and William Van Houten in writing (where appropriate, through updates to the Disclosure Schedule) of, and will use all commercially reasonable efforts to cure, before the Closing, any violation or breach, as soon as practicable after it becomes Known to Purchaser, of any representation, warranty, covenant or agreement made by Purchaser in this Agreement, whether occurring or arising before, on or after the date of this Agreement. No notice given pursuant to this Section 5.02 shall have any effect on the representations, warranties, covenants or agreements contained in this Agreement for purposes of determining satisfaction of any condition contained herein or shall in any way limit Sellers' and William Van Houten's right to seek indemnity under Article IX.

         5.03 Fulfillment of Conditions. Purchaser will execute and deliver at the Closing each Operative Agreement that Purchaser is required hereby to execute and deliver as a condition to the Closing, will take all commercially reasonable steps necessary or desirable and proceed diligently and in good faith to satisfy each other condition to the obligations of Sellers and William Van Houten contained in this Agreement and will not take or fail to take any action that could reasonably be expected to result in the nonfulfillment of any such condition.

                                   ARTICLE VI

                     CONDITIONS TO OBLIGATIONS OF PURCHASER

                  The obligations of Purchaser hereunder to purchase the Assets and to assume and to pay, perform and discharge the Assumed Liabilities are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Purchaser in its sole discretion):

         6.01 Representations and Warranties. Each of the representations and warranties made by Sellers and William Van Houten in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

         6.02 Performance. Sellers and William Van Houten shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Sellers and William Van Houten at or before the Closing.

         6.03 Officer's Certificates. Sellers shall have delivered to Purchaser certificates, dated the Closing Date and executed by the Chairman of the Board, the President or any Executive or Senior Vice President of each of Decker and Van Houten, substantially in the form and to the effect of Exhibits E-1 and E-2, respectively, attached hereto, and certificates, dated the Closing Date and executed by the Secretary or any Assistant Secretary of each of Decker and Van Houten, substantially in the form and to the effect of Exhibits F-1 and F-2, respectively, attached hereto.

         6.04 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to Purchaser, and there shall not be pending or threatened on the Closing Date any Action or Proceeding or any other action in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Purchaser or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law.

         6.05 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Purchaser, Sellers and William Van Houten to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements, including under the HSR Act, shall have occurred.

         6.06 Third Party Consents. All consents (or in lieu thereof waivers) to the performance by Purchaser, Sellers and William Van Houten of their obligations under this Agreement and the Operative Agreements or to the consummation of the transactions contemplated hereby and thereby as are required under any Contract to which Purchaser, Sellers or William Van Houten are a party or by which any of their respective Assets and Properties are bound
(a) shall have been obtained, (b) shall be in form and substance reasonably satisfactory to Purchaser, (c) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (d) shall be in full force and effect, except where the failure to obtain any such consent (or in lieu thereof waiver) could not reasonably be expected, individually or in the aggregate with other such failures, to materially adversely affect Purchaser, the Assets, the Assumed Liabilities or the Business or otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement and the Operative Agreements to Purchaser.

         6.07 Opinion of Counsel. Purchaser shall have received the opinion of Nagel Rice & Dreifuss, counsel to Sellers and William Van Houten, dated the Closing Date, substantially in the form and to the effect of Exhibit G attached hereto; and

         6.08     Real Property Leases.

                  (a)      For each of the Real Property Leases described in
         Section 1.01(a)(ii)(B) of the Disclosure Schedule, Sellers shall have delivered to Purchaser an Estoppel Certificate and, if required for the assignment thereof, consent to assignment from the lessor thereunder in form and substance reasonably satisfactory to Purchaser; and

                  (b) Sellers shall have delivered to Purchaser for execution a real property lease for Riverdale in the form attached hereto as Exhibit P.

         6.09 Title Insurance; Estoppel Certificates. Purchaser shall have received (a) a policy of title insurance on forms of and issued by one or more title companies reasonably satisfactory to Purchaser insuring the title of Purchaser to the Real Property listed in Section 1.01(a)(i) of the Disclosure Schedule, subject only to Permitted Liens and (b) Estoppel Certificates with respect to the Real Property Leases listed in Section 1.01(a)(i)(A) of the Disclosure Schedule.

         6.10 Contracts with Certain Customers. All Contracts and business arrangements of Decker with its ten (10) largest transportation customers of the Business, on the basis of revenues generated for the portion of the fiscal year ending October 31, 1998, as set forth in Section 2.22(a) of the Disclosure Schedule, shall continue to be in full force and effect, and neither Decker, Van Houten nor William Van Houten shall have been notified by any one of such customers of the termination or proposed termination of such Contract or business arrangement. Purchaser has obtained from such customers reasonable assurances satisfactory to Purchaser that they have no objection to the closing of the transactions contemplated by this Agreement.

         6.11     Noncompetition and Employment Agreements.

                  (a) Purchaser shall have received an executed Noncompetition and Restrictive Covenants Agreement from Sellers and William Van Houten in the form attached hereto as Exhibit C.

                  (b) Purchaser shall also have received executed Employment Agreements, in the form attached hereto as Exhibit H with respect to William Van Houten, and Exhibit N with respect to the key employees listed in Section 6.11(b) of the Disclosure Schedule.

         6.12 Assignment and Bill of Sale. Sellers and William Van Houten shall have delivered to Purchaser an assignment and bill of sale, substantially in the form of Exhibit A attached hereto, pursuant to which Sellers and William Van Houten assign the Assets.

                                  ARTICLE VII

          CONDITIONS TO OBLIGATIONS OF SELLERS AND WILLIAM VAN HOUTEN

                  The obligations of Sellers and William Van Houten hereunder to sell the Assets are subject to the fulfillment, at or before the Closing, of each of the following conditions (all or any of which may be waived in whole or in part by Sellers or William Van Houten in their or his sole discretion):

         7.01 Representations and Warranties. Each of the representations and warranties made by Purchaser in this Agreement (other than those made as of a specified date earlier than the Closing Date) shall be true and correct in all material respects on and as of the Closing Date as though such representation or warranty was made on and as of the Closing Date, and any representation or warranty made as of a specified date earlier than the Closing Date shall have been true and correct in all material respects on and as of such earlier date.

         7.02 Performance. Purchaser shall have performed and complied with, in all material respects, each agreement, covenant and obligation required by this Agreement to be so performed or complied with by Purchaser at or before the Closing.

         7.03 Letter of Credit. Purchaser shall have delivered to Sellers a letter of credit in favor of Sellers (the "Letter of Credit"), substantially in the form of Exhibit I attached hereto, to provide security for certain of the obligations owing from Purchaser to Sellers under two of the Promissory Notes.

         7.04 Promissory Note Security Agreement. Purchaser shall have executed and delivered to Sellers a security agreement executed by Purchaser in favor of Sellers (the "Promissory Note Security Agreement"), substantially in the form of Exhibit J attached hereto, to provide security for certain of the obligations owing from Purchaser to Sellers under two of the Promissory Notes.

         7.05 Assumption Agreement. Purchaser shall have executed and delivered to Sellers an assumption agreement executed by Purchaser, substantially in the form of Exhibit J attached hereto, pursuant to which Purchaser assumes the Assumed Liabilities.

         7.06 Opinion of Counsel. Sellers and William Van Houten shall have received the opinion of Smith, Gambrell & Russell, LLP, counsel to Purchaser, dated the Closing Date, substantially in the form and to the effect of Exhibit K attached hereto.

         7.07 Orders and Laws. There shall not be in effect on the Closing Date any Order or Law restraining, enjoining or otherwise prohibiting or making illegal the consummation of any of the transactions contemplated by this Agreement or any of the Operative Agreements or which could reasonably be expected to otherwise result in a material diminution of the benefits of the transactions contemplated by this Agreement or any of the Operative Agreements to Decker, Van Houten or William Van Houten, and there shall not be pending or threatened on the Closing Date any Action or Proceeding or any other action in, before or by any Governmental or Regulatory Authority which could reasonably be expected to result in the issuance of any such Order or the enactment, promulgation or deemed applicability to Decker, Van Houten or William Van Houten or the transactions contemplated by this Agreement or any of the Operative Agreements of any such Law.

         7.08 Regulatory Consents and Approvals. All consents, approvals and actions of, filings with and notices to any Governmental or Regulatory Authority necessary to permit Sellers, William Van Houten and Purchaser to perform their obligations under this Agreement and the Operative Agreements and to consummate the transactions contemplated hereby and thereby (a) shall have been duly obtained, made or given, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect, and all terminations or expirations of waiting periods imposed by any Governmental or Regulatory Authority necessary for the consummation of the transactions contemplated by this Agreement and the Operative Agreements, including under the HSR Act, shall have occurred.

         7.09 Third Party Consents. All consents (or in lieu thereof waivers) to the performance by Purchaser, Sellers and William Van Houten of their obligations under this Agreement and the Operative Agreements or the consummation of the transactions contemplated hereby and thereby as are required under any Contract to which Decker, Van Houten or William Van Houten is a party or by which any of the Assets are bound, (a) shall have been obtained, (b) shall not be subject to the satisfaction of any condition that has not been satisfied or waived and (c) shall be in full force and effect.

         7.10 Proceedings. All proceedings to be taken on the part of Purchaser in connection with the transactions contemplated by this Agreement and all documents incident thereto shall be reasonably satisfactory in form and substance to Sellers and William Van Houten, and Sellers and William Van Houten shall have received copies of all such documents and other evidences as Sellers and William Van Houten may reasonably request in order to establish the consummation of such transactions and the taking of all proceedings in connection therewith.

         7.11 Officer's Certificates. Purchaser shall have delivered to Sellers and William Van Houten a certificate, dated the Closing Date and executed by the Chairman of the Board, the President or any Executive or Senior Vice President of Purchaser, substantially in the form and to the effect of Exhibit L attached hereto, and a certificate, dated the Closing Date and executed by the Secretary or any Assistant Secretary of Purchaser, substantially in the form and to the effect of Exhibit M attached hereto.

         7.12     Employment and Non-Competition Agreements.

                  (a) Purchaser shall have executed a Non-Competition and Restrictive Covenants Agreement with Sellers and William Van Houten in the form attached hereto as Exhibit D;

                  (b) Purchaser shall have executed an Employment Agreement with William Van Houten in the form attached hereto as Exhibit H; and

                  (c) Purchaser shall have executed Employment Agreements, in the form attached hereto as Exhibit N with the key employees listed in Section 6.11(b) of the Disclosure Schedule.

         7.13 Payment of Purchase Price. Purchaser shall have paid the portion of the Purchase Price required to be paid at the Closing in accordance with the provisions of Section 1.03(b).

         7.14 Payoff of Mortgage Loan. Purchaser shall have delivered to William Van Houten funds sufficient to pay off in full the mortgage loan referred to in, and as required by, Section 1.04.

         7.15 Execution and Delivery of Guaranty. P.A.M. shall have executed and delivered to Sellers an unconditional guaranty of payment and performance of all obligations of Purchaser in the form attached hereto as Exhibit O.

                                  ARTICLE VIII

                    SURVIVAL OF REPRESENTATIONS, WARRANTIES,
                            COVENANTS AND AGREEMENT

          8.01 Survival of Representations, Warranties, Covenants and Agreements. Notwithstanding any right of Purchaser (whether or not exercised) to investigate the Business or any right of any party (whether or not exercised) to investigate the accuracy of the representations and warranties of the other party contained in this Agreement, Sellers, William Van Houten and Purchaser have the right to rely fully upon the representations, warranties, covenants and agreements of the other contained in this Agreement. The representations and warranties of Sellers, William Van Houten and Purchaser contained in this Agreement will survive the Closing for a period of three (3) years; provided, however, that with respect to the representations and warranties contained in Sections 2.09 (Taxes), 2.12 (Benefit Plans) and 2.21(c) (Environmental Matters), such representations and warranties shall survive the Closing for a period of five (5) years. The covenants and agreements of Sellers, William Van Houten and Purchaser contained in this Agreement will survive the Closing (a) for a period of five (5) years with respect to the covenants and agreements contained in Sections 1.06 (Further Assurances; Post-Closing Cooperation), 12.03 (Expenses) and 12.05 (Confidentiality), and
(b) with respect to each other covenant or agreement contained in this Agreement, until the last date on which such covenant or agreement is to be performed. However, any representation, warranty, covenant or agreement that would otherwise terminate in accordance with this Section 8.01 above will continue to survive if a notice of indemnity as contemplated by Section 9.03 shall have been timely given under such Section on or prior to such termination date, until the related claim for indemnification has been satisfied or otherwise resolved as provided in Article IX, but only with respect to the specific claim as to which the notice of indemnity has been properly given.

                                   ARTICLE IX

                                INDEMNIFICATION

         9.01 Indemnity Agreement of Sellers and William Van Houten. Subject to the provisions of this Agreement and to the extent stated in Section 9.03, each of Decker, Van Houten and William Van Houten, jointly and severally, shall defend, indemnify and hold harmless Purchaser and its respective successors and permitted assigns (and their respective directors, officers, employees, agents and affiliates) from and against any and all direct or indirect requests, demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, proceedings, judgments, losses, damages (including punitive, exemplary or consequential damages, and including, but not limited to, lost income and profits and interruptions of business), liabilities, costs and expenses of any kind or nature (including without limitation interest, penalties and reasonable attorneys' fees and expenses, reasonable attorneys' fees and expenses necessary to enforce their rights to indemnification hereunder (but, as to enforcement of rights hereunder, reasonable counsel fees and expenses shall be awarded to the prevailing party), and reasonable consultants' fees and other costs of defending or investigating any claim hereunder, whether or not resulting in any liability, and interest on any amount payable as a result of the foregoing, whether accrued, absolute, contingent, known, unknown, or otherwise as of the Closing Date or thereafter asserted against, imposed upon or incurred by the Assets or Purchaser or its successors or permitted assigns or any of their respective directors, officers, employees, agents or affiliates based upon, awarded or asserted, and which are not waived by Purchaser in writing pursuant to Section 12.06 in respect of:

                  (a) (i) the operation of the Business or the use of the Assets at any time on or before the Closing Date unless specifically assumed by Purchaser pursuant to this Agreement, (ii) any actual or alleged negligent, illegal, unjustified or wrongful act or omission of Decker, Van Houten or William Van Houten, or (iii) any other liabilities of Decker, Van Houten or William Van Houten that are not specifically assumed by Purchaser pursuant to this Agreement;

                  (b) (i) any breach of any representation or warranty, except that with respect to a breach of the representation and warranty set forth in Section 2.21(b)(ii), each of Decker, Van Houten and William Van Houten, jointly and severally, shall only pay all direct losses of Purchaser or its successors or permitted assigns or any of their respective directors, officers, employees, agents or affiliates which are directly caused by such breach, or (ii) non-fulfillment of any covenant or agreement on the part of Decker, Van Houten or William Van Houten contained in this Agreement, or (iii) any misrepresentation in or omission from or nonfulfillment of any covenant on the part of Decker, Van Houten or William Van Houten contained in any other agreement, certificate or other instrument furnished or to be furnished to Purchaser by Decker, Van Houten or William Van Houten pursuant to this Agreement;

                  (c) any successful claims that the transactions consummated under this Agreement constitute fraudulent conveyances by Decker and/or Van Houten;

                  (d) any failure of Decker, Van Houten or William Van Houten to transfer the Assets to Purchaser free and clear of all Liens, other than Permitted Liens or the failure of Decker, Van Houten or William Van Houten to obtain, prior to the Closing Date, all consents, approvals and waivers of lessors, landlords, suppliers and other third parties as may be necessary to permit the assignment to Purchaser on the Closing Date of Sellers' contracts and agreements and the consummation of the sale of the Assets to Purchaser; or

                  (e) any and all Liabilities and/or Losses incurred or imposed in connection with or based upon any provision of any Law or Order arising out of any act or omission of (i) Decker, Van Houten or William Van Houten, (ii) Decker's, Van Houten's or William Van Houten's employees, agents or representatives or (iii) Decker's or Van Houten's predecessors in interest, occurring on or prior to the Closing Date.

         9.02 Purchaser's Indemnity Agreement. Subject to the provisions of this Agreement and to the extent stated in Section 9.03, Purchaser shall defend, indemnify and hold harmless Decker, Van Houten and William Van Houten and their successors and permitted assigns (and Decker's or Van Houten's directors, officers, employees, agents and Affiliates) from and against any and all direct or indirect requests, demands, claims, payments, defenses, obligations, recoveries, deficiencies, fines, penalties, interest, assessments, actions, liens, causes of action, suits, proceedings, judgments, losses, damages (including punitive, exemplary or consequential damages, and including, but not limited to, lost income and profits and interruptions of business), liabilities, costs and expenses of any kind or nature (including without limitation interest, penalties and reasonable attorneys' fees and expenses, attorneys' fees and expenses necessary to enforce their rights to indemnification hereunder, and consultants' fees and other costs of defending or investigating any claim hereunder, whether or not resulting in any liability), and interest on any amount payable as a result of the foregoing, whether accrued, absolute, contingent, known, unknown, or otherwise after the Closing Date or thereafter asserted against, imposed upon or incurred by Decker, Van Houten, William Van Houten or their successors or permitted assigns or any of Decker's or Van Houten's directors, officers, employees, agents or affiliates based upon, awarded or asserted against in respect of:

                  (a) any breach of any representation and warranty or non-fulfillment of any covenant or agreement on the part of Purchaser contained in this Agreement, or any misrepresentation in or omission from or non-fulfillment of any covenant on the part of Purchaser contained in any other agreement, certificate or other instrument furnished or to be furnished to Decker, Van Houten or William Van Houten by Purchaser pursuant to this Agreement;

                  (b) Purchaser's failure to pay, perform or otherwise comply with the Assumed Liabilities or any other liability or obligation specifically and expressly assumed by Purchaser at Closing; or

                  (c)      the conduct of the Business after the Closing Date.

         9.03 Indemnification Procedures. If any of Purchaser, Decker, Van Houten or William Van Houten becomes aware of or receives notice of any third party claim or the commencement of any third party action or proceeding with respect to which another party (the "Indemnitor") is obligated to provide indemnification pursuant to this Article IX, the party entitled to indemnification (the "Indemnitee") shall promptly give the Indemnitor notice thereof. Such notice shall not be a condition precedent to any liability of the Indemnitor under the provisions for indemnification contained in this Agreement, unless (and only to the extent that) failure to give such notice materially prejudices the rights of the Indemnitor with respect to such claims, actions, or proceedings. The Indemnitor may compromise or defend, at the Indemnitor's own expense, and by the Indemnitor's own counsel, any such matter involving the asserted liability of the Indemnitee; provided, however, that no compromise or settlement thereof may be effected by the Indemnitor without the Indemnitee's consent (which shall in any event not be unreasonably withheld) unless (i) there is no finding or admission of any violation of law by the Indemnitee or any violation of the rights of any person by the Indemnitee and no effect on any other claims that may be made against the Indemnitee and (ii) the sole relief provided is monetary damages that are paid in full by the Indemnitor. If the Indemnitor elects not to compromise or defend such matter, then the Indemnitee, at the Indemnitor's expense and by the Indemnitee's own counsel, may defend such matter, but regardless of whether or not the Indemnitor elects to assume the defense of any such matter the Indemnitee may not compromise the defense thereof without the prior written consent of the Indemnitor, which consent shall not be unreasonably withheld. In any event, the Indemnitee, the Indemnitor and the Indemnitor's counsel (and, if applicable, the Indemnitee's counsel) shall cooperate in the compromise of, or the defense against, any such asserted liability. If the Indemnitor chooses to defend any claim, the Indemnitee shall make available to the Indemnitor any books, records, or other documents within its control that are reasonably necessary or appropriate for such defense, except for such investigation and defense costs incurred after the Indemnitor (as defined herein) has agreed to assume defense of the claim pursuant to this
Article IX). After the Indemnitor has agreed to assume defense of the Indemnitee's claim pursuant to this Article IX, the Indemnitor shall have no further liability with respect to additional investigation and defense costs incurred by the Indemnitee after such assumption. The foregoing indemnity procedures shall not be read as a limitation on either party's right to seek indemnification under Sections 9.01 and 9.02 for matters other than third party initiated claims or demands.

         9.04 Payment. The Indemnitor shall promptly pay the Indemnitee any amount due under this Article IX, which payment may be accomplished in whole or in part, at the option of the Indemnitee, by the Indemnitee setting off any amount owed to any Indemnitor by the Indemnitee; provided, however that no such set-off may be made against amounts payable under Section 1.03(b)(iii). To the extent set-off is made by an Indemnitee in satisfaction or partial satisfaction of an indemnity obligation under this Article IX that is disputed by the Indemnitor, the Indemnitee shall pay into an interest bearing escrow account of its counsel the amount owed to the Indemnitor by the Indemnitee until a subsequent determination by final judgement not subject to appeal that all or a portion of the indemnity obligation was not owed to the Indemnitee. If such final determination shall find that the indemnity obligation was not owed to the Indemnitee, then counsel to Indemnitee shall as soon as practicable thereafter pay to Indemnitor the amount which was set off and paid into escrow together with interest from the date of set-off until the date of such payment. Upon judgment, determination, settlement or compromise of any third party claim, the Indemnitor shall pay promptly on behalf of the Indemnitee, and/or to the Indemnitee in reimbursement of any amount theretofore required to be paid by it, the amount so determined by judgment, determination, settlement or compromise and all other claims of the Indemnitee with respect thereto, unless in the case of a judgment an appeal is made from the judgment. If the Indemnitor desires to appeal from an adverse judgment, then the Indemnitor shall post and pay the cost of the security or bond to stay execution of the judgment pending appeal. Upon the payment in full by the Indemnitor of such amounts, the Indemnitor shall succeed to the rights of such Indemnitee, to the extent not waived in settlement, against the third party who made such third party claim.

         9.05 No Waiver. The closing of the transactions contemplated by this Agreement shall not constitute a waiver by any party of its rights to indemnification hereunder, regardless of whether the party seeking indemnification has Knowledge of the breach, violation or failure of condition constituting the basis of the claim at or before the Closing, unless otherwise expressly agreed in writing.

         9.06 Adjustment of Liability. In the event an Indemnitor is required to make any payment under this Article IX in respect of any damages, liability, obligation, loss, claim, or other amount indemnified hereunder, such Indemnitor shall pay the Indemnitee an amount (the "Adjusted Amount") which is equal to the sum of (i) the amount of such damages, liability, obligation, loss, claim or other amount, minus (ii) the amount of any insurance proceeds the Indemnitee actually receives with respect thereto, minus (iii) any third party payments actually received by the Indemnitee with respect to such damages, liability, obligation, loss, claim or other amount after demand or notice to such third party from the Indemnitor (with the consent of the Indemnitee which will not be unreasonably withheld), plus (iv) the amount of the Net Tax Liability. "Net Tax Liability" shall be equal to the amount, if any, by which, the sum of all federal, state, and local taxes, if any, required to be paid by such Indemnitee in respect of the receipt or accrual of the Adjusted Amount exceeds the sum of (A) the value of any reduction in taxes of such Indemnitee by reason of deductions, credits or allowances in respect of the payment or accrual of the damages, liability, obligation, loss, claim or other amount included in clause (i) above recognized by such Indemnitee in the same year in which the taxes in respect of the receipt or accrual by such Indemnitee of the Adjusted Amount would be payable and (B) the net present value of any reduction in taxes of such Indemnitee by reason of deductions, credits or allowances in respect of the payment or accrual of the damages, liability, obligation, loss, claim or other amount included in clause (i) above recognized by such Indemnitee in years thereafter. The net present value of any such reduction in taxes shall be determined by discounting the amount of such reduction in taxes semi-annually from the date such tax saving is recognized or reasonably expected to be recognized (which shall be deemed to be the date the applicable tax return on which such tax saving would be properly reflected is due, without extensions) to the date of payment of the applicable indemnity by such Indemnitor, applying a discount factor equal to the interest rate on federal income tax deficiencies in effect at the time of such adjustment. For purposes of determining the amount of any taxes required to be paid and any tax savings recognized or reasonably expected to be recognized by such Indemnitee hereunder, it shall be assumed that such Indemnitee is subject to tax in each applicable taxing jurisdiction at the highest applicable marginal rate then in effect in such jurisdiction.

         9.07 Threshold and Limits for Assertion of Indemnified Claims. Indemnitor shall have no liability under this Article IX unless the aggregate amount of damages and losses to Indemnitee exceeds $50,000 (the "Threshold"), and thereafter the Indemnitor shall be required to pay all claims hereunder, up to a maximum of $2,000,000; provided, however, that with respect to any claims arising hereunder in connection with any breach of the representations and warranties contained in Section 2.09 (Taxes), 2.12 (Benefit Plans) or 2.21(c) (Environmental Matters), the Indemnitor shall be required to pay all such claims to the extent that such claims, when added to other claims made under this Article IX and subject to the Threshold, do not exceed $5,000,000. Indemnitor shall have no liability for claims aggregating the Threshold or exceeding the maximum limits set forth herein.

                                   ARTICLE X

                                  TERMINATION

         10.01 Termination. This Agreement may be terminated, and the transactions contemplated hereby may be abandoned:

                  (a) at any time before the Closing, by mutual written agreement of Sellers, William Van Houten and Purchaser; or

                  (b) at any time before the Closing, by Sellers, William Van Houten or Purchaser, in the event (i) of a material breach hereof by the non-terminating party if such non- terminating party fails to cure such breach within five (5) Business Days following notification thereof by the terminating party or (ii) upon notification of the non-terminating party by the terminating party that the satisfaction of any condition to the terminating party's obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach hereof by the terminating party.

         10.02 Effect of Termination. If this Agreement is validly terminated pursuant to Section 10.01, this Agreement will forthwith become null and void, and there will be no liability or obligation on the part of Sellers, William Van Houten or Purchaser (or any of their respective officers, directors, employees, agents or other representatives or Affiliates), except as provided in the next succeeding sentence and except that the provisions with respect to expenses in Section 12.03 and confidentiality in Section 12.05 will continue to apply following any such termination. Notwithstanding any other provision in this Agreement to the contrary, upon termination of this Agreement pursuant to Section 10.01(b) or (c), Sellers and William Van Houten will remain liable to Purchaser for any willful breach of this Agreement by Sellers or William Van Houten existing at the time of such termination, and Purchaser will remain liable to Sellers and William Van Houten for any willful breach of this Agreement by Purchaser existing at the time of such termination, and Sellers, William Van Houten or Purchaser, as the case may be, may seek such remedies, including damages and fees of attorneys, against the other with respect to any such breach as are provided in this Agreement or as are otherwise available at Law or in equity.

                                   ARTICLE XI

                                  DEFINITIONS

         11.01 Definitions. (a) Defined Terms. As used in this Agreement, the following defined terms have the meanings indicated below:

                  "Accounts Payable" has the meaning ascribed to it in Section 1.02(a)(ii).

                  "Accounts Receivable" has the meaning ascribed to it in
Section 1.01(a)(iv).

                  "Accrued Expenses" has the meaning ascribed to it in Section 1.02(a)(v).

                  "Actions or Proceedings" means any action, suit, proceeding, arbitration or Governmental or Regulatory Authority investigation or audit.

                  "Adjusted Amount" has the meaning ascribed to it in Section
 9.06                        .

                  "Affiliate" means any Person that directly, or indirectly through one of more intermediaries, controls or is controlled by or is under common control with the Person specified. For purposes of this definition, control of a Person means the power, direct or indirect, to direct or cause the direction of the management and policies of such Person whether by Contract or otherwise and, in any event and without limitation of the previous sentence, any Person owning ten percent (10%) or more of the voting securities of another Person shall be deemed to control that Person.

                  "Agreement" means this Asset Purchase Agreement and the Exhibits, the Disclosure Schedule and the other Schedules hereto and the certificates delivered in accordance with Sections 6.03 and 7.11, as the same shall be amended from time to time.

                  "Assets" has the meaning ascribed to it in Section 1.01(a).

                  "Assets and Properties" of any Person means all assets and properties of every kind, nature, character and description (whether real, personal or mixed, whether tangible or intangible, whether absolute, accrued, contingent, fixed or otherwise and wherever situated), including the goodwill related thereto, operated, owned or leased by such Person, including without limitation cash, cash equivalents, Investment Assets, accounts and notes receivable, chattel paper, documents, instruments, general intangibles, real estate, equipment, inventory, goods and Intellectual Property.

                  "Associate" means, with respect to any Person, any corporation or other business organization of which such Person is an officer or partner or is the beneficial owner, directly or indirectly, of ten percent (10%) or more of any class of equity securities, any trust or estate in which such Person has a substantial beneficial interest or as to which such Person serves as a trustee or in a similar capacity and any relative or spouse of such Person, or any relative of such spouse, who has the same home as such Person.

                  "Assumed Liabilities" has the meaning ascribed to it in
Section 1.02(a).

                  "Benefit Plan" means any Plan established by either Decker or Van Houten, or any predecessor or Affiliate of either Decker or Van Houten, existing at the Closing Date or prior thereto, to which either Decker or Van Houten contribute or has contributed on behalf of any Employee, former employee or director, or under which any Employee, former employee or director of either Decker or Van Houten or any beneficiary thereof is covered, is eligible for coverage or has benefit rights.

                  "Books and Records" of any Person means all files, documents, instruments, papers, books and records relating to the business, operations, condition of (financial or other), results of operations and Assets and Properties of such Person, including without limitation financial statements, tax returns and related work papers and letters from accountants, budgets, pricing guidelines, ledgers, journals, deeds, title policies, minute books, stock certificates and books, stock transfer ledgers, Contracts, Licenses, customer lists, computer files and programs, retrieval programs, operating data and plans and environmental studies and plans.

                  "Business" has the meaning ascribed to it in the forepart of this Agreement.

                  "Business Books and Records" has the meaning ascribed to it in Section 1.01(a)(xiii).

                  "Business Combination" means with respect to any Person, any merger, consolidation or combination to which such Person is a party, any sale, dividend, split or other disposition of capital stock or other equity interests of such Person or any sale, dividend or other disposition of all or substantially all of the Assets and Properties of such Person.

                  "Business Contracts" has the meaning ascribed to it in
Section 1.01(a)(vii).

                  "Business Day" means a day other than Saturday, Sunday or any day on which banks located in the States of New Jersey or Arkansas are authorized or obligated to close.

                  "Business Licenses" has the meaning ascribed to it in Section 1.01(a)(x).

                  "Cash" has the meaning ascribed to it in Section
1.01(a)(xvii).

                  "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, and the rules and regulations promulgated thereunder.

                  "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System, as provided for by 40 C.F.R.
Section 300.5.

                  "Closing" means the closing of the transactions contemplated by this Agreement.

                  "Closing Date" means (a) the first Business Day after the day on which the last of the consents, approvals, actions, filings, notices or waiting periods described in or related to the filings described in Sections
7.07 through 7.09 has been obtained, made or given or has expired, as applicable, or (b) such other date as Purchaser and Sellers mutually agree upon in writing.

                  "Code" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

                  "Competitive Activity" has the meaning ascribed to it in
Section 4.11(a)(ii).

                  "Condition of the Business" means the business, condition (financial or otherwise), results of operations, Assets and Properties and prospects of the Business.

                  "Confidential Information" has the meaning ascribed to it in
Section 4.11(a)(i).

                  "Contract" means any agreement, lease, license, evidence of Indebtedness, mortgage, indenture, security agreement or other contract (whether written or oral).

                  "Defined Benefit Plan" means each Benefit Plan which is subject to Part 3 of Title I of ERISA, Section 412 of the Code or Title IV of ERISA.

                  "Disclosure Schedule" means the record delivered to Purchaser by Sellers and William Van Houten herewith and dated as of the date hereof, containing all lists, descriptions, exceptions and other information and materials as are required to be included therein by Sellers and William Van Houten pursuant to this Agreement.

                  "Employee" means each employee, officer or consultant of either Decker or Van Houten engaged full time in the conduct of the Business.

                  "Environmental Claim" means, with respect to any Person, any written or oral notice, claim, demand or other communication (collectively, a "claim") by any other Person alleging or asserting such Person's liability for investigatory costs, cleanup costs, Governmental or Regulatory Authority response costs, damages to natural resources or other property, personal injuries, fines or penalties arising out of, based on or resulting from (a) the presence, or Release into the environment, of any Hazardous Material at any location, whether or not owned by such Person, or (b) circumstances forming the basis of any violation, or alleged violation, of any Environmental Law. The term "Environmental Claim" shall include, without limitation, any claim by any Governmental or Regulatory Authority for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and any claim by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from the presence of Hazardous Materials or arising from alleged injury or threat of injury to health, safety or the environment.

                  "Environmental Law" means any Law or Order relating to the regulation or protection of human health, safety or the environment or to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, soil, surface water, ground water, wetlands, land or subsurface strata), or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes.

                  "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

                  "Estoppel Certificate" means the written certification, issued not more than thirty (30) days prior to the Closing Date by a lessor, sublessor or other party to a lease or occupancy agreement, stating (a) that such lease or occupancy agreement is (i) in full force and effect and (ii) has not been modified or amended except as described therein, (b) the date to which rental has been paid, (c) that no default or event of default exists thereunder and (d) that to the best of the knowledge of the issuer thereof, no event has occurred which, with the giving of notice or lapse of time or both, would be a default or event of default thereunder.

                  "Excluded Assets" has the meaning ascribed to it in Section 1.01(b).

                  "Financial Statements" means the financial statements delivered to Purchaser pursuant to Section 2.06.

                  "GAAP" means generally accepted accounting principles, consistently applied throughout the specified period and in the immediately prior comparable period.

                  "Governmental or Regulatory Authority" means any court, tribunal, arbitrator, authority, agency, commission, official or other instrumentality of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision.

                  "Hazardous Material" means (A) any petroleum or petroleum products, flammable explosives, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation and transformers or other equipment that contain dielectric fluid containing levels of polychlorinated biphenyls (PCBs); (B) any chemicals or other materials or substances which are now or hereafter become defined as or included in the definition of "hazardous substances," "hazardous wastes," "hazardous materials," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants" or words of similar import under any Environmental Law; and (C) any other chemical or other material or substance, exposure to which is now or hereafter prohibited, limited or regulated by any Governmental or Regulatory Authority under any Environmental Law.

                  "HSR Act" means Section 7A of the Clayton Act (Title II of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended) and the rules and regulations promulgated thereunder.

                  "IMC" has the meaning ascribed to it in Section 2.09.

                  "Improvements" has the meaning ascribed to it in Section 1.01(a)(i).

                  "Indebtedness" of any Person means all obligations of such Person (i) for borrowed money, (ii) evidenced by notes, bonds, debentures or similar instruments, (iii) for the deferred purchase price of goods or services (other than trade payables or accruals incurred in the ordinary course of business), (iv) under capital leases and (v) in the nature of guarantees of the obligations described in clauses (i) through (iv) above of any other Person.

                  "Indemnitee" has the meaning ascribed to it in Section 9.03.

                  "Indemnitor" has the meaning ascribed to it in Section 9.03.

                  "Intangible Personal Property" has the meaning ascribed to it in Section 1.01(a)(ix).

                  "Intellectual Property" means all patents and patent rights, trademarks and trademark rights, trade names and trade name rights, service marks and service mark rights, service names and service name rights, brand names, inventions, processes, formulae, copyrights and copyright rights, trade dress, business and product names, logos, slogans, trade secrets, industrial models, processes, designs, methodologies, computer programs (including all source codes) and related documentation, technical information (including Sellers' Y2K Action Plan), manufacturing, engineering and technical drawings, know-how and all pending applications for and registrations of patents, trademarks, service marks and copyrights; provided, however, that this definition shall not include the use of the trade name "Van Houten" so long as such name is not used by Sellers or William Van Houten in any activity related or similar to the Business.

                  "Inventory" has the meaning ascribed to it in Section 1.01(a)(iii).

                  "Investment Assets" means all debentures, notes and other evidences of Indebtedness, stocks, securities (including rights to purchase and securities convertible into or exchangeable for other securities), interests in joint ventures and general and limited partnerships, mortgage loans and other investment or portfolio assets owned of record or beneficially by Sellers (other than trade receivables generated in the ordinary course of business of the Sellers).

                  "IRS" means the United States Internal Revenue Service.

                  "Knowledge of" or "Known to" means, with respect to Decker, Van Houten and William Van Houten, the knowledge of William Van Houten, Gary Streiffer, Ralph Ventrella or any department head or manager of either Decker or Van Houten, as the case may be, and with respect to the Knowledge of Purchaser, any officer, department head or manager of Purchaser or P.A.M.

                  "Laws" means all laws, statutes, rules, regulations, ordinances and other pronouncements having the effect of law of the United States, any foreign country or any domestic or foreign state, county, city or other political subdivision or of any Governmental or Regulatory Authority.

                  "Leased Properties" has the meaning ascribed to it in Section 2.21(d).

                  "Letter of Credit" has the meaning ascribed to it in Section 7.03.

                  "Liabilities" means all Indebtedness, obligations and other liabilities of a Person (whether absolute, accrued, contingent, fixed or otherwise, or whether due or to become due).

                  "Licenses" means all licenses, permits, certificates of authority, authorizations, approvals, registrations, franchises and similar consents granted or issued by any Governmental or Regulatory Authority.

                  "Liens" means any mortgage, pledge, assessment, security interest, lease, lien, adverse claim, levy, charge or other encumbrance of any kind, or any conditional sale Contract, title retention Contract or other Contract to give any of the foregoing.

                  "Loss" means any and all damages, fines, fees, penalties, deficiencies, losses and expenses (including without limitation interest, court costs, fees of attorneys, accountants and other experts or other expenses of litigation or other proceedings or of any claim, default or assessment).

                  "Net Tax Liability" has the meaning ascribed to it in Section 9.06.

                  "NPL" means the National Priorities List under CERCLA.

                  "Operative Agreements" has the meaning ascribed to it in
Section 1.06(a).

                  "Order" means any writ, judgment, decree, injunction or similar order of any Governmental or Regulatory Authority (in each such case whether preliminary or final).

                  "Other Assets" has the meaning ascribed to it in Section 1.01(a)(xvii).

                  "P.A.M." has the meaning ascribed to it in the forepart of this Agreement.

                  "PBGC" means the Pension Benefit Guaranty Corporation established under ERISA.

                  "Permitted Lien" means (i) any Lien for taxes not yet due or delinquent or being contested in good faith by appropriate proceedings for which adequate reserves have been established in accordance with GAAP, (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability that is not yet due or delinquent and (iii) any minor imperfection of title or similar Lien which individually or in the aggregate with other such Liens does not materially impair the value of the property subject to such Lien or the use of such property in the conduct of the Business.

                  "Person" means any natural person, corporation, general partnership, limited partnership, proprietorship, other business organization, trust, union, association or Governmental or Regulatory Authority.

                  "Personal Property Leases" has the meaning ascribed to it in
Section 1.01(a)(vi).

                  "Plan" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, workmen's compensation or other insurance, severance, separation or other Benefit Plan, practice, policy or arrangement of any kind, whether written or oral, including, but not limited to, any "employee benefit plan" within the meaning of Section 3(3) of ERISA.

                  "Prepaid Expenses" has the meaning ascribed to it in Section 1.01(a)(viii).

                  "Promissory Notes" has the meaning ascribed to it in Section 1.03(b)(ii).

                  "Promissory Note Security Agreement" has the meaning ascribed to it in Section 7.04.

                  "Purchase Price" has the meaning ascribed to it in Section 1.03(a).

                  "Purchaser" has the meaning ascribed to it in the forepart of this Agreement.

                  "Real Property" has the meaning ascribed to it in Section 1.01(a)(i).

                  "Real Property Leases" has the meaning ascribed to it in
Section 1.01(a)(ii).

                  "Recent Financial Statement Date" has the meaning ascribed to it in Section 2.06(b).

                  "Recent Financial Statements" has the meaning ascribed to it in Section 2.06(b).

                  "Release" or "Released" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, including, without limitation, the movement of Hazardous Materials through ambient air, soil, surface water, ground water, wetlands, land or subsurface strata.

                  "Representatives" has the meaning ascribed to it in Section 4.03.

                  "Retained Liabilities" has the meaning ascribed to it in
Section 1.02(b).

                  "Riverdale" has the meaning ascribed to it in Section 1.01(a)(ii).

                  "Sellers" has the meaning ascribed to it in the forepart of this Agreement.

                  "Sellers' Y2K Action Plan" has the meaning ascribed to it in
Section 2.27.

                  "Subject Properties" has the meaning ascribed to it in
Section 2.21(c).

                  "Tangible Personal Property" has the meaning ascribed to it in Section 1.01(a)(v).

                  "Tenant Security Deposits" has the meaning ascribed to it in
Section 1.01(a)(xii).

                  "Territory" has the meaning ascribed to it in Section 4.11(a)(iii).

                  "Threshold" has the meaning ascribed to it in Section 9.07.

                  "Vehicles" has the meaning ascribed to it in Section 1.01(a)(xi).

                  "Year 2000 Problem" has the meaning ascribed to it in Section 2.27.

                  (b) Construction of Certain Terms and Phrases. Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender; (ii) words using the singular or plural number also include the plural or singular number, respectively; (iii) the terms "hereof," "herein," "hereby" and derivative or similar words refer to this entire Agreement; (iv) the terms "Article" or "Section" refer to the specified Article or Section of this Agreement; and (v) the phrases "ordinary course of business" and "ordinary course of business consistent with past practice" refer to the business and practice of Sellers in connection with the Business. Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

                                  ARTICLE XII

                                 MISCELLANEOUS

         12.01 Notices. All notices, requests and other communications hereunder must be in writing and will be deemed to have been duly given only if delivered by personal delivery, certified mail or national overnight delivery service that provides a receipt for delivery to the parties at the following addresses:

                  If to Purchaser, to:

                  P.A.M. NewCo., Inc.
                  c/o P.A.M. Transportation Services, Inc.
                  Highway 412 West
                  P.O. Box 188
                  Tontitown, Arkansas  72770
                  Attn:  Robert W. Weaver, President

                  with a copy to:

                  Smith, Gambrell & Russell, LLP
                  Suite 3100, Promenade II
                  1230 Peachtree Street, N.E.
                  Atlanta, Georgia  30309-3592
                  Attn:  Terry Ferraro Schwartz, Esq.



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

                  If to Sellers and William Van Houten, to:

                  Decker Transport Co. Inc.
                  96 Route #23
                  Riverdale, New Jersey  07457
                  Attn:  William Van Houten

                  with a copy to:

                  Nagel Rice & Dreifuss
                  301 South Livingston Avenue
                  Livingston, New Jersey  07039
                  Attn:  David C. Dreifuss, Esq.

All such notices, requests and other communications will be deemed given upon delivery (in each case regardless of whether such notice, request or other communication is received by any other Person to whom a copy of such notice, request or other communication is to be delivered pursuant to this Section). Any party from time to time may change its address or other information for the purpose of notices to that party by giving notice specifying such change to the other party hereto.

         12.02 Entire Agreement. This Agreement and the Operative Agreements supersede all prior discussions and agreements between the parties with respect to the subject matter hereof and thereof, including without limitation, that certain letter of intent between P.A.M., the Sellers and William Van Houten, dated October 14, 1998, and contains the sole and entire agreement between the parties hereto with respect to the subject matter hereof and thereof.

         12.03 Expenses. Except as otherwise expressly provided in this Agreement (including without limitation as provided in Section 10.02), whether or not the transactions contemplated hereby are consummated, each party will pay its own costs and expenses incurred in connection with the negotiation, execution and closing of this Agreement and the Operative Agreements and the transactions contemplated hereby and thereby. The parties hereto agree that the costs and expenses incurred in connection with the negotiation, execution and closing of the Letter of Credit will be divided equally between Purchaser and William Van Houten.

         12.04 Public Announcements. At all times at or before the Closing, Sellers and Purchaser will not issue or make any reports, statements or releases to the public or generally to the employees, customers, suppliers or other Persons to whom Sellers sell goods or provide services in connection with the Business or with whom Sellers otherwise have significant business relationships in connection with the Business with respect to this Agreement or the transactions contemplated hereby without the consent of the other, which consent shall not be unreasonably withheld. If either party is unable to obtain the approval of its public report, statement or release from the other party and such report, statement or release is, in the opinion of legal counsel to such party, required by Law in order to discharge such party's disclosure obligations, then such party may make or issue the legally required report, statement or release and promptly furnish the other party with a copy thereof.

         12.05 Confidentiality. Each party hereto will hold, and will use its best efforts to cause its Affiliates, and their respective Representatives to hold, in strict confidence from any Person (other than



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

any such Affiliate or Representative), unless (i) compelled to disclose by judicial or administrative process (including without limitation in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of Governmental or Regulatory Authorities) or by other requirements of Law or (ii) disclosed in an Action or Proceeding brought by a party hereto in pursuit of its rights or in the exercise of its remedies hereunder, all documents and information concerning the other party or any of its Affiliates furnished to it by the other party or such other party's Representatives in connection with this Agreement or the transactions contemplated hereby, except to the extent that such documents or information can be shown to have been (a) previously known by the party receiving such documents or information, (b) in the public domain (either prior to or after the furnishing of such documents or information hereunder) through no fault of such reserving party or (c) later acquired by the receiving party from another source if the receiving party is not aware that such source is under an obligation to another party hereto to keep such documents and information confidential; provided, however, that following the Closing the foregoing restrictions will not apply to Purchaser's use of documents and information concerning the Business, the Assets or the Assumed Liabilities furnished by Sellers hereunder. In the event the transactions contemplated hereby are not consummated, upon the request of the other party, each party hereto will, and will cause its Affiliates and their respective Representatives to, promptly redeliver or cause to be redelivered all copies of documents and information furnished by the other party in connection with this Agreement.

         12.06 Waiver. Any term or condition of this Agreement may be waived at any time by the party that is entitled to the benefit thereof, but no such waiver shall be effective unless set forth in a written instrument duly executed by or on behalf of the party waiving such term or condition. No waiver by any party of any term or condition of this Agreement, in any one or more instances, shall be deemed to be or construed as a waiver of the same or any other term or condition of this Agreement on any future occasion. All remedies, either under this Agreement or by Law or otherwise afforded, will be cumulative and not alternative.

         12.07 Amendment. This Agreement may be amended, supplemented or modified only by a written instrument duly executed by or on behalf of each party hereto.

         12.08 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of each party hereto and their respective successors or permitted assigns, and it is not the intention of the parties to confer third-party beneficiary rights upon any other Person other than any Person entitled to indemnity under Article IX.

         12.09 No Assignment; Binding Effect. Neither this Agreement nor any right, interest or obligation hereunder may be assigned by any party hereto without the prior written consent of the other party hereto and any attempt to do so will be void, except (a) for assignments and transfers by operation of Law and (b) that Purchaser may assign any or all of its rights, interests and obligations hereunder to (i) any Affiliate or Associate, provided that any such Affiliate or Associate agrees in writing to be bound by all of the terms, conditions and provisions contained herein, (ii) any post- Closing purchaser of the Business or a substantial part of the Assets or (iii) any financial institution providing purchase money or other financing to Purchaser from time to time as collateral security for such financing, but no such assignment referred to in clause (i) or (ii) shall relieve Purchaser of its obligations hereunder. Subject to the preceding sentence, this Agreement is binding upon, inures to the benefit of and is enforceable by the parties hereto and their respective successors and assigns.

         12.10 Headings. The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

         12.11 Invalid Provisions. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future Law, and if the rights or obligations of any party hereto under this Agreement will not be materially and adversely affected thereby, (a) such provision will be fully severable, (b) this Agreement will be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part hereof,
(c) the remaining provisions of this Agreement will remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision or by its severance herefrom and (d) in lieu of such illegal, invalid or unenforceable provision, there will be added automatically as a part of this Agreement a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible.

         12.12 Governing Law. This Agreement shall be governed by and construed in accordance with the Laws of the State of New Jersey applicable to a contract executed and performed in such State, without giving effect to the conflicts of laws principles thereof.

         12.13 Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument.

                  IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officer of each party as of the date first above written.


                                    P.A.M. NEWCO., INC.



                                    By: /s/ Robert W. Weaver
                                       --------------------------------------
                                       Name:   Robert W. Weaver
                                       Title:  President


                                    DECKER TRANSPORT CO. INC.



                                    By: /s/ William Van Houten
                                       ---------------------------------------
                                       Name:   William Van Houten
                                       Title:  President


                                    VAN HOUTEN LTD.



                                    By: /s/ William Van Houten
                                       ---------------------------------------
                                       Name:   William Van Houten
                                       Title:  President

                                     /s/ William Van Houten             (L.S.)
                                    ------------------------------------
                                    William Van Houten, Individually



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